As filed with the Securities and Exchange Commission on April 4, 2024.

Registration Statement No. 333-272680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® BITCOIN TRUST

SPONSORED BY iSHARES DELAWARE TRUST SPONSOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	6221	93-6461129
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC

400 Howard Street, San Francisco, CA 94105

(415) 670-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

iShares Delaware Trust Sponsor LLC

400 Howard Street, San Francisco, CA 94105

(415) 670-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford R. Cone, Esq. Jason D. Myers, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019	Marisa Rolland, Esq. Adithya Attawar, Esq. BlackRock, Inc. 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

On June 15, 2023, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-262546) and amendments thereto, culminating with Amendment No. 8 filed on January 10, 2024, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2024 (the “Registration Statement”). This Post-Effective Amendment to Form S-1 (“Post-Effective Amendment No. 1”) is being filed by the registrant to (i) elect to use incorporation by reference in such Registration Statement and (ii) include information contained in the registrant's Annual Report on Form 10-K filed with the SEC on March 4, 2024 and certain other information in such Registration Statement. No additional securities are being registered  under this Post-Effective Amendment No. 1.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 4, 2024

iShares® Bitcoin Trust

The iShares Bitcoin Trust (the “Trust”) is a Delaware statutory trust that issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist primarily of bitcoin held by a custodian on behalf of the Trust. The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. iShares Delaware Trust Sponsor LLC (the “Sponsor”) is the sponsor of the Trust; Wilmington Trust, National Association, a national association (the “Delaware Trustee”), is the Delaware trustee of the Trust; BlackRock Fund Advisors (the “Trustee”) is the trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Bitcoin Custodian”) is the custodian for the Trust’s bitcoin holdings; and The Bank of New York Mellon is the custodian for the Trust’s cash holdings (the “Cash Custodian” and together with the Bitcoin Custodian, the “Custodians”) and the administrator of the Trust (the “Trust Administrator”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u). The Trust issues and redeems Shares only in blocks of 40,000 or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of accrued but unpaid remuneration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). A block of 40,000 Shares is called a “Basket.” These transactions take place in exchange for cash. Subject to The Nasdaq Stock Market LLC (“NASDAQ”) receiving the necessary regulatory approval to permit the Trust to create and redeem Shares in-kind for bitcoin (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NASDAQ will receive the In-Kind Regulatory Approval at any point in the future. If NASDAQ receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify the owners of the beneficial interests of Shares (the “Shareholders”) in a prospectus supplement, in its periodic Exchange Act reports and on the Trust's website. Baskets will be offered continuously at the net asset value per Share (“NAV”) for 40,000 Shares. Only registered broker-dealers that become authorized participants by entering into a contract with the Sponsor and the Trustee (“Authorized Participants”) may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of bitcoin and the trading price of the Shares on NASDAQ at the time of the offer.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process.

The Trust will create Shares by receiving bitcoin from a third party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust. The Trust will redeem shares by delivering bitcoin to a third party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the bitcoin from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

The Shares are listed and traded on NASDAQ under the ticker symbol “IBIT.” Market prices for the Shares may be different from the NAV.

CME CF Bitcoin Reference Rate – New York Variant for the Bitcoin – U.S. Dollar trading pair (the “CF Benchmarks Index”), produced by CF Benchmarks Ltd., on March 18, 2024 was $67,171.27.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 15.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Trustee, the Delaware Trustee, BlackRock Financial Management, Inc. (the “Seed Capital Investor”), the Administrator, the Cash Custodian, the Bitcoin Custodian or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

“iShares” is a registered trademark of BlackRock, Inc. or its affiliates.

i

On October 27, 2023, the Seed Capital Investor, an affiliate of the Sponsor, subject to conditions, purchased the Seed Shares, comprising 4,000 Shares at a per-Share price of $25.00. Delivery of the Seed Shares was made on October 27, 2023. Total proceeds to the Trust from the sale of the Seed Shares were $100,000. On January 5, 2024, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased the Seed Creation Baskets, comprising of 400,000 Shares at a per-Share price of $25.00. Total proceeds to the Trust from the sale of the Seed Creation Baskets were $10,000,000. On January 5, 2024, the Trust purchased 227.90250 bitcoin with the proceeds of the Seed Creation Baskets using the Prime Execution Agent. The Seed Capital Investor has acted as a statutory underwriter in connection with this purchase. See “Seed Capital Investor” and “Plan of Distribution” for additional information.

The price of the Seed Shares and the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

The date of this prospectus is       , 2024

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor, the Trustee or the Delaware Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page 15, before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page 96.

Trust Structure, the Sponsor, the Trustee, the Delaware Trustee and the Custodians

The Trust was formed as a Delaware statutory trust on June 8, 2023. The purpose of the Trust is to own bitcoin purchased by the Trust in exchange for Shares issued by the Trust. Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of bitcoin held by the Bitcoin Custodian on behalf of the Trust.

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock, Inc. (“BlackRock”). The Shares are not obligations of, and are not guaranteed by, iShares Delaware Trust Sponsor LLC, or any of its subsidiaries or affiliates.

The Trust is governed by the provisions of the Second Amended and Restated Trust Agreement (the “Trust Agreement”) executed as of December 28, 2023 by the Sponsor, the Trustee and the Delaware Trustee.

The Trust issues and redeems Shares only in Baskets of 40,000 or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for the cash proceeds from selling the amount of bitcoin corresponding to their redemption value. These transactions take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NASDAQ will receive the In-Kind Regulatory Approval at any point in the future. If NASDAQ receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Trust's website. Individual Shares will not be redeemed by the Trust but will be listed and traded on NASDAQ under the ticker symbol “IBIT.” The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.” The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. This means  the Sponsor does not speculatively sell bitcoin at times when its price is high or speculatively acquire bitcoin at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is not a registered investment company under the Investment Company Act and is not required to register under the Investment Company Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.

The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative expenses incurred by the Trust:  the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ fee (the “Custodians’ Fee”), NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trust’s website is www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee in its discretion or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity. The Trustee also has the right to select any new or additional custodians.

The Sponsor, the Trustee or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in bitcoin or another digital asset, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s or the Trustee’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s or the Trustee’s management may allocate their time and services among the Trust and the other accounts, funds or trusts. In addition, the Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. See “Conflicts of Interest.”

The Trustee is BlackRock Fund Advisors, the Delaware Trustee is Wilmington Trust, National Association, the Bitcoin Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and the Cash Custodian and the Trust Administrator is The Bank of New York Mellon.

Subject to the Sponsor’s oversight, the Trustee is generally responsible for the management and day-to-day operations of the Trust. The responsibilities of the Trustee include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Bitcoin Custodian and Prime Execution Agent the receipt and delivery of bitcoin purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets; (3) calculating the net asset value of the Trust on any day other than: a Saturday or a Sunday, or a day on which NASDAQ is closed for regular trading (“Business Day”); and (4) selling the Trust’s bitcoin as needed to cover the Trust’s expenses. Under the Trust Agreement, the Trustee may delegate all or a portion of its duties to any agent, and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator and certain other administrative and record-keeping functions to its affiliates and other agents.

The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian is appointed by the Trustee. The general role and responsibilities of the Bitcoin Custodian are further described in “Custodians—The Bitcoin Custodian.”

Trust Objective

The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in bitcoin, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the bitcoin owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, which may be more familiar to them. An investment in Shares is:

Backed by bitcoin held by the Bitcoin Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Bitcoin Custodian keeps custody of all of the Trust’s bitcoin, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Bitcoin Custodian), in accounts that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers (the “Vault Balance”). The Bitcoin Custodian keeps all of the private keys associated with the Trust’s bitcoin held by the Bitcoin Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoins are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. For more information, see “The Custodians—Bitcoin Custodian” below.

The Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent in the Trading Balance in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoins (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

The Shares are listed and traded on NASDAQ under the ticker symbol “IBIT.”

Summary Risk Factors

Risk Factors Related to Digital Assets

●

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin blockchain.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

●

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

Risk Factors Related to the Digital Asset Markets

●	The value of the Shares relates directly to the value of bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●

The Index (as defined below) has a limited performance history, the Index price could fail to track the global bitcoin price, and a failure of the Index price could adversely affect the value of the Shares.

●	The Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Trust and the Shares

●

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

●

Security threats to the Trust’s account at the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

●

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

●

If the Custodian Agreement, Prime Execution Agent Agreement, an Authorized Participant Agreement or Bitcoin Trading Counterparty Agreement is terminated or the Bitcoin Custodian, Prime Execution Agent, an Authorized Participant or a Bitcoin Trading Counterparty fails to provide services as required, the Trustee may need to find and appoint a replacement custodian, execution agent, authorized participant or bitcoin trading counterparty, which could pose a challenge to the safekeeping of the Trust's bitcoins, the Trust's ability to create and redeem Shares and the Trust's ability to continue to operate may be adversely affected.

●

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

Risk Factors Related to the Regulation of the Trust and the Shares

●

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

●

If regulators subject the Trust, the Trustee or the Sponsor to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee or the Sponsor and also result in decreased liquidity for the Shares.

●

Regulatory changes or interpretations could obligate the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

●	The treatment of digital currency for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●

the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. The Trust is choosing to opt out of this extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Sponsor’s office is located at 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trust’s office is c/o iShares Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trustee’s office is located at 400 Howard Street, San Francisco, CA 94105. The Bitcoin Custodian’s office is located at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, NY 10001. The Cash Custodian’s and the Trust Administrator’s office is located at 240 Greenwich Street, New York, NY 10286.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

NASDAQ ticker symbol	IBIT

CUSIP	46438F101

Creation and redemption

The Trust issues and redeems Baskets on a continuous basis. These transactions take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NASDAQ will receive the In-Kind Regulatory Approval at any point in the future. If NASDAQ receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Trust's website. Baskets are only issued or redeemed in exchange for an amount of cash determined by the Trustee on each day that NASDAQ is open for regular trading. No Shares are issued unless the Bitcoin Custodian or Prime Execution Agent has allocated to the Trust’s account the corresponding amount of bitcoin. As of March 13, 2024, a Basket requires delivery of $408,864.87. Baskets may be created or redeemed only by Authorized Participants, who pay BlackRock Investments, LLC (“BRIL”), an affiliate of the Trustee that has been retained by the Trust to perform certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets (“ETF Services”), (1) a transaction fee for each order to create or redeem Baskets (the “ETF Servicing Fee”) and (2) transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the issuance of Baskets for such purchase order (“Custody Transaction Costs”).

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process.

The Trust will create Shares by receiving bitcoin from a third party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust. The Trust will redeem shares by delivering bitcoin to a third party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the bitcoin from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

See “Description of the Shares and the Trust Agreement” for more details.

Net Asset Value

The net asset value of the Trust equals to the total assets of the Trust, which consists solely of bitcoin and cash, less total liabilities of the Trust, each determined by the Trustee pursuant to policies established from time to time by the Trustee or its affiliates or otherwise described herein. The methodology used to calculate an index (the “Index”) price to value bitcoin in determining the net asset value of the Trust may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Trust’s net asset value, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. In determining the Trust’s net asset value, the Trust Administrator values the bitcoin held by the Trust based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. Additionally, the Trust Administrator will monitor for unusual prices, and escalate to the Trustee if detected. If the CF Benchmarks Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust Administrator calculates the NAV of the Trust once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. Eastern Time (“ET”). Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Trust by the Trust Administrator. Upon the completion of the end of day reviews by the Trust Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Trustee to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Trust’s periodic financial statements may not utilize net asset value of the Trust to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for bitcoin as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust Administrator evaluates the bitcoin held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

The CF Benchmarks Index employed by the Trust is calculated on each Business Day by aggregating the notional value of bitcoin trading activity across major spot bitcoin platforms. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under the UK Benchmark Regulations (“BMR”). The administrator of the CF Benchmarks Index is CF Benchmarks Ltd. (the “Index Administrator”) a UK incorporated company, authorized and regulated by the Financial Conduct Authority (“FCA”) of the UK as a Benchmark Administrator, under UK BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Business of the Trust— Valuation of Bitcoin; the CF Benchmarks Index”) of all of its constituent bitcoin platforms, which are currently Bitstamp, Coinbase, itBit, Kraken, Gemini, and LMAX Digital (the “Constituent Platforms”), and which may change from time to time.

The Trust is intended to provide a way for Shareholders to obtain exposure to bitcoin by investing in the Shares rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. An investment in Shares of the Trust is not the same as an investment directly in bitcoin on a peer-to-peer or other basis or via a digital asset platform.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value per Share (“IIV”) using the CME CF Bitcoin Real Time Index (“BRTI”). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during NASDAQ’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

Trust expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust:  the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.25% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. Effective as of the day the Shares were initially listed on NASDAQ through January 10, 2025, the Sponsor will waive a portion of the Sponsor’s Fee so that the Sponsor’s Fee after the fee waiver will be equal to 0.12% of the net asset value of the Trust for the first $5.0 billion of the Trust’s assets.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it needs to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust needs to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling bitcoins.

The quantity of bitcoins to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Incidental Rights/ IR Virtual Currency

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than bitcoin) or other asset or right, which rights are incident to the Trust’s ownership of bitcoins and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoins, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoins or other similar event.

With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon the Incidental Rights and IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to Depository Trust Company (“DTC”) or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Risk Factors—Risks Related to the Trust and the Shares—A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.”

Tax Considerations

Owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Trust. They will also be viewed as if they directly received a corresponding share of any income of the Trust, or as if they had incurred a corresponding share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust will constitute a taxable event to the Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “ERISA and Related Considerations.”

Voting Rights

Owners of Shares do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. See “Description of the Shares and the Trust Agreement—Voting Rights.”

Suspension of Issuance, Transfers and Redemptions

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of bitcoin or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings) or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). The Trustee shall reject any purchase order or redemption order that is not in proper form. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Limitation on Obligations and Liability

The Sponsor and the Trustee:

●       are only obligated to take the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence, reckless disregard or bad faith;

●       are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

●       are not liable for the exercise of discretion permitted under the Trust Agreement;

●       have no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

●       are not liable for any loss of bitcoin occurring prior to the delivery of bitcoin to the Bitcoin Custodian or Prime Execution Agent, as applicable, or after the delivery of bitcoin by the Bitcoin Custodian or Prime Execution Agent, as applicable (and for the avoidance of doubt, are not liable for the loss of bitcoin while held by the Bitcoin Custodian or Prime Execution Agent absent willful misconduct, gross negligence reckless disregard or bad faith by the Sponsor and Trustee); and

●       may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

See “Description of the Shares and the Trust Agreement—Limitations on Obligations and Liability.”

Dissolution events	The Trustee will dissolve the Trust if:

● the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

● a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Trust assets;

● the Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

● DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, dissolve the Trust if:

● 60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

● the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

● the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

● the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“BitLicense”);

● if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

● the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

● the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

● any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of bitcoin, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoin to U.S. dollars;

● the Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

● any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Bitcoin Custodian or Prime Execution Agent, the final date as of which the Bitcoin Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor and the Trustee (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of cash from, the Trust Administrator through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants are ABN AMRO Clearing USA LLC, Citadel Securities LLC, Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, Jane Street Capital, LLC, JP Morgan Securities LLC, Macquarie Capital (USA) Inc., UBS Securities LLC and Virtu Americas LLC. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and settlement

The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of March 13, 2024, the net asset value of the Trust was $16,353,874,706.00 and the NAV was $41.66.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. The average one-year trailing volatility of bitcoin over the past ten years to date remains elevated at 86%. Over the course of 2021, there were steep increases in the value of certain digital assets, including bitcoin and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. In the 2021-2022 cycle, the price of bitcoin peaked at $67,734 and bottomed at $15,632, marking a steep 77% drawdown. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin blockchain.

Digital assets such as bitcoin were only introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●

Digital asset networks, including the Bitcoin peer-to-peer network and associated blockchain ledger (the “Bitcoin blockchain” and together the “Bitcoin network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

●

Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin network address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third-party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●

Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.

●

The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, including the Bitcoin blockchain, resulting in the operation of multiple separate networks.

●

Governance of the Bitcoin network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin network, which may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems.

●

Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoins than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce bitcoin’s market price.

●

To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●

Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

●

Many digital asset networks, including the Bitcoin network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin network and to the value of bitcoin.

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The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin network could damage that network.

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Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin network or take the Trust’s bitcoin, which would adversely affect the value of the Shares. Moreover, functionality of the Bitcoin network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

The Bitcoin network was first launched in 2009 and bitcoins were the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin network is the most established digital asset network, the Bitcoin network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Bitcoins have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset platforms, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoins may be influenced to a significant extent by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of bitcoin and withdrawal of assets from the Bitcoin Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin network, and platforms or businesses that facilitate transactions in bitcoin may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti‑money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Bitcoin network.

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self‑determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Bitcoin network or bitcoins. As a result, the Bitcoin network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.

The Bitcoin network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As bitcoins are rewarded solely for mining activity and are not sold to raise capital for the Bitcoin network, and the Bitcoin network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Bitcoin network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin network. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Bitcoin network. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per-bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of December 31, 2023, bitcoin transaction fees were $4.45 per transaction, on average, over a one-year trailing basis. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange and the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin.

If the digital asset award for mining blocks and transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of bitcoin and the value of the Shares.

If the digital asset awards for mining blocks or the transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expending processing power to mine blocks and confirmations of transactions on the Bitcoin blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Over the past several years, digital asset mining operations, including those mining bitcoin, have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the relevant digital asset issued as a mining reward, or if digital asset mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), digital asset miners are more likely to immediately sell tokens earned by mining or sell more such digital assets than they otherwise would, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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Currently, the reward earned by miners for mining a block on the Bitcoin network is 6.25 bitcoins. This reward size is reduced by 50% every 210,000 blocks, which occurs roughly every four years. The prior reward halving event occurred in May 2020, and the next reward halving event is expected to occur in or around April 2024, at which time the reward earned per block will fall to 3.125 bitcoins. The reduction in mining rewards of bitcoin could be inadequate to incentivize miners to continue to perform mining activities, thereby jeopardizing the security of the Bitcoin network, which could harm the value of the Shares.

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A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

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Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Bitcoin blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin network, the cost of using bitcoin may increase and the marketplace may be reluctant to accept bitcoin as a means of payment. Alternatively, miners could collude in an anti‑competitive manner to reject low transaction fees on the Bitcoin network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin network, the value of bitcoin and the value of the Shares.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin network and could prevent the Trustee from completing transactions associated with the day-to-day management of the Trust, including creations and redemptions of the Shares in exchange for cash with Authorized Participants.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin and the value of the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Bitcoin blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network since the Bitcoin blockchain’s genesis block was mined in 2009, and others have come close. The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin network and may do so now or in the future. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares. Also, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the Bitcoin market or other factors, the risks of the Bitcoin network becoming more centralized could increase.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists.

A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.

The Bitcoin network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin network, with one group running the pre‑modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum platforms through at least October 2016. An Ethereum platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital asset networks that rely on proof-of-work more susceptible to attack.

A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the prefork digital asset, in anticipation that ownership of the prefork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the prefork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its Merge, moving from a proof-of-work model to a proof-of-stake model.  Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of-stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

A future fork in the Bitcoin network could adversely affect the value of the Shares or the ability of the Trust to operate.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Trust, the Sponsor, the Bitcoin Custodian, Authorized Participants, or other entities.

We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency (other than bitcoin) acquired through an Incidental Right as “IR Virtual Currency.”

With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Trust seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NASDAQ will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, the Index Administrator, cryptocurrency platforms, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.

Any name change and any associated rebranding initiative by the core developers, users or miners of bitcoin or the Bitcoin network may not be favorably received by the digital asset community, which could negatively impact the value of bitcoin and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind Zen rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on bitcoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of bitcoin and the value of the Shares.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoin could adversely affect the value of the Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

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the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin network, and their ability to meet user demands;

●	manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated;

●	forks in the Bitcoin network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

●	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

●	an active derivatives market for bitcoin or for digital assets generally;

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monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, or major public issues, such as the novel coronavirus (“COVID-19”);

●	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

●	the maintenance, troubleshooting, and development of the Bitcoin network including by miners and developers worldwide;

●	the ability for the Bitcoin network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Bitcoin network and bitcoin transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Bitcoin network;

●	decreased confidence in digital assets and digital assets platforms;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

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the Trust’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Trust may acquire, and the Sponsor is an affiliate of BlackRock, which is a prominent participant in financial markets.

Although returns from investing in bitcoin have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of a bitcoin as represented by the Index or other pricing source used by the Trust may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Trust and could adversely affect the value of the Shares.

Because the Trust holds only bitcoin and cash, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust holds only bitcoin and cash. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of bitcoin are expected to have a direct impact on the value of the Shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider bitcoin market, the value of bitcoin and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Digital asset platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of bitcoin trading.

Many digital asset platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of bitcoin may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares.

The Index has a limited performance history, the Index price could fail to track the global bitcoin price, and a failure of the Index price could adversely affect the value of the Shares.

The CF Benchmarks Index was developed by the Index Administrator and has a limited performance history. Although the Index is based on materially the same methodology (except calculation time) as the Index Administrator’s Bitcoin Reference Rate (“BRR”), which was first introduced in November 2016, the Index itself has only been in operation since February 2022. The Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from various Constituent Platforms. The Index has only featured its current list of Constituent Platforms since May 2022. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Constituent Platforms chosen by the Index Administrator could also change over time. The Index Administrator may remove or add Constituent Platforms to the CF Benchmark Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CF Benchmarks Index, see “Business of the Trust—Valuation of Bitcoin; The CF Benchmarks Index.”

Although the Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite CF Benchmarks Index for the price of bitcoin based on, in the case of the CF Benchmarks Index, the volume-weighted price of a bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the Index. It is possible that the price of bitcoins on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

If the Index is not available, the Trust’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the Trustee. To the extent the valuation determined in accordance with the policy approved by the Trustee differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoins. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

The Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset platforms has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset platforms, the Index price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset platforms is limited, the Index will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Index Administrator would have limited ability to remove such digital asset platform from the Index, which could skew the price of Bitcoin as represented by the Index. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The Index Administrator could experience system failures or errors.

If the computers or other facilities of the Index Administrator, data providers and/or relevant constituent bitcoin platforms malfunction for any reason, calculation and dissemination of the CF Benchmarks Index may be delayed. Errors in the CF Benchmarks Index data, the CF Benchmarks Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the CF Benchmarks Index, which may lead to a different investment outcome for the Trust and the Shareholders than would have been the case had such events not occurred.

The CF Benchmarks Index is used to determine the net asset value of the Trust and the NAV. Consequently, losses or costs associated with the CF Benchmarks Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. See “Business of the Trust—Net Asset Value.” To the extent the valuation determined in accordance with the policy approved by the Trustee differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the price of bitcoin, which could adversely affect an investment in the Trust and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of bitcoin.

The Index price being used to determine the net asset value of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s net asset value determined using the Index pricing.

The Trust will determine the net asset value of the Trust on each Business Day based on the value of bitcoin as reflected by the Index. The methodology used to calculate the Index price to value bitcoin in determining the net asset value of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s net asset value determined daily based on the Index. Such net asset value of the Trust determined using the Index Price may differ, in some cases significantly, from the net asset value reported in the Trust’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoins and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. An affiliate of the Sponsor acts as investment manager to a Money Market Fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and affect the value of bitcoin, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2023, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. Despite this first to market advantage, as of December 31, 2023, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $1.65 trillion (including the approximately $833 billion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Trust, or bitcoin futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index, the Trust’s bitcoin holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Additionally, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded bitcoin products. In January 2024, the SEC approved several exchange-traded bitcoin products and many of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

Risk Factors Related to the Trust and the Shares

The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.

A public health emergency, such as the COVID-19 pandemic, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including bitcoin, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID‑19 outbreak.

Future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee, the Delaware Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of bitcoin and the price of the Shares.

The Trust relies on the information and technology systems of the Custodian, the Trustee, the Sponsor, the Authorized Participants, the listing exchange, and the Trust’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Trust.

The Trust and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Trust assets), interference with the Trust’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders, the inability of the Trust or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Trust assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Trust inaccessible, inaccurate or incomplete. The Trust may incur substantial costs in order to resolve or prevent cyber incidents.

The Sponsor, an indirect subsidiary of BlackRock, is responsible for the oversight and overall management of the Trust. The Sponsor relies on BlackRock’s enterprise risk management framework for the Trust’s cybersecurity risk management and strategy. Although BlackRock has implemented policies and controls, and takes protective measures involving significant expense, to prevent and address potential data breaches, inadvertent disclosures, increasingly sophisticated cyber-attacks and cyber-related fraud, there can be no assurance that any of these measures proves fully effective. In addition, a successful cyber-attack may persist for an extended period of time before being detected, and it may take a considerable amount of time for an investigation to be completed and the severity and potential impact to be known. Furthermore, the Trust cannot control the cybersecurity plans and systems of its Service Providers. The Trust and its Shareholders could be negatively impacted as a result.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and additional expenses born by the Trust, and as a result, the value of the Shares may decrease over time.

The amount of bitcoin represented by each Share will decrease over the life of the Trust due to the sales of bitcoin necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of bitcoin sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Trust not in excess of $500,000 per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement will be the responsibility of the Trust.

Because the Trust does not have any income, it needs to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Sponsor will still need to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share. New purchases of bitcoin utilizing cash proceeds for new Shares issued by the Trust do not reverse this trend.

A decrease in the amount of bitcoin represented by each Share results in a decrease in its price even if the price of bitcoin has not changed. To retain the Share’s original price, the price of bitcoin has to increase. Without that increase, the lesser amount of bitcoin represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of bitcoin represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Sponsor to sell larger amounts of bitcoin, and will result in a more rapid decrease of the amount of bitcoin represented by each Share and a corresponding decrease in its value.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. The Trust is not actively managed and will be affected by a general decline in the price of bitcoin.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. The Sponsor does not actively manage the bitcoin held by the Trust. This means the Sponsor does not speculatively sell bitcoin at times when its price is high or speculatively acquire bitcoin at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Trust will adversely affect the value of your Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the digital asset platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

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unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares in exchange for cash, offering of the Shares and storage of bitcoin have been developed specifically for this product;

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the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate; or

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if the Bitcoin network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

In the event that one or more Authorized Participants withdraw from or cease participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the value of bitcoin decreases, these delays may result in a decrease in the amount the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the cash proceeds from selling the underlying amount of bitcoin, redemptions may be suspended (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of bitcoin decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●

exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares are listed for trading on NASDAQ, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.

The Trust is currently only able to accept cash purchase orders and redemption orders, which means that an Authorized Participant will deliver only cash to create Shares and will receive only cash when redeeming Shares and the Trust will choose, in its sole discretion, to enter into a transaction with a Bitcoin Trading Counterparty or the Prime Execution Agent to buy or sell bitcoin in exchange for cash. However, and in common with other spot bitcoin exchange-traded products, the Trust is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for bitcoin.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. There has yet to be definitive regulatory guidance on whether and how registered broker-dealers can comply with these rules with regard to transacting in or holding spot bitcoin. Until further regulatory clarity emerges regarding whether registered broker-dealers can hold and deal in bitcoin under such rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for bitcoin may be unable to demonstrate compliance with such requirements. While compliance with these requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities laws and rules. As a result, the SEC is unlikely to permit an exchange to adopt listing rules for a product if it is not clear that the exchange’s members would be able to comply with applicable rules when transacting in the product as designed. To the extent further regulatory clarity emerges, NASDAQ may seek In-Kind Regulatory Approval, to amend its listing rules to permit the Trust to create and redeem Shares through in-kind creations and redemptions, in which Authorized Participants or their designees would deposit bitcoin directly with the Trust or receive bitcoin directly from the Trust. However, there can be no assurance as to when such regulatory clarity will emerge, or when NASDAQ will seek or obtain this approval, if at all.

To the knowledge of the Sponsor, exchange-traded products for all spot-market commodities other than bitcoin, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.

In particular, the Trust’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial. See “—The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.” Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders, the unavailability of Bitcoin Trading Counterparties or the Prime Execution Agent’s services, or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin to and by the Bitcoin Custodian and Prime Execution Agent) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, Bitcoin Custodian, Authorized Participants or Bitcoin Trading Counterparties, the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Bitcoin network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin or to engage in bitcoin transactions (in the case of Bitcoin Trading Counterparties or transactions facilitated by the Prime Execution Agent) may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions,” the Trustee may, and upon the direction of the Sponsor shall, suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Bitcoin network, the processing of transactions on the Bitcoin network may be disrupted, which in turn may prevent Bitcoin Trading Counterparties (as defined in “Description of the Shares and the Trust Agreement—Issuance of Baskets”) from depositing or withdrawing bitcoin from their accounts at the Prime Execution Agent, or prevent the Prime Execution Agent from facilitating bitcoin transactions through its Coinbase Prime service, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of bitcoin.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin, to elect to not participate in the Trust's Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of bitcoin, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying bitcoin held by the Trust or sell Shares at a price lower than the value of the underlying bitcoin held by the Trust, causing Shareholders to suffer losses. Alternatively, Authorized Participants could refrain from participating in creating and redeeming Baskets, and if not replaced, could disrupt the Trust’s ability to operate. Similarly, if Bitcoin Trading Counterparties or the parties to transactions with the Trust through the Prime Execution Agent’s Coinbase Prime service refrain from transacting with the Trust, and if not replaced, it could disrupt the Trust’s ability to operate. Initially, the Trust expects to conduct bitcoin purchase and sale transactions solely through the Prime Execution Agent’s Coinbase Prime service, with Bitcoin Trading Counterparties expected to be added in the future. The reliance on the Prime Execution Agent’s Coinbase Prime service initially creates a risk that if the Prime Execution Agent’s Coinbase Prime service is unavailable or disrupted for any reason, the Trust will be unable to execute bitcoin transactions and the Trust’s creation and redemption processes will be disrupted.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Trust Agreement and described under “Description of the Shares and the Trust Agreement.”

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as:  the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor and its management team have a limited track record in operating investment vehicles that specifically deal with cryptoassets such as the Trust. This limited experience poses several potential risks to the effective management and operation of the Trust. Cryptoassets, such as bitcoin, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of cryptoassets makes past performance an unreliable indicator of future success in this area. The cryptoasset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to cryptoasset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a cryptoasset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

Security threats to the Trust’s account at the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoins held in the Trust’s account at the Bitcoin Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Bitcoin Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Trust’s bitcoins. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance (as defined below) at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Trust and such bitcoin is swept from the Trust's Trading Balance to the Trust's Vault Balance each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust's bitcoin, which could cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account at the Bitcoin Custodian, the relevant private keys (and therefore bitcoin) or other data or property of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Bitcoin Custodian to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account at the Bitcoin Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, resulting in a reduction or destruction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Bitcoin blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Trust’s account at the Bitcoin Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust’s account at the Bitcoin Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset platform Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third-party or is incapable of identifying the third-party which has received the Trust’s bitcoins through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoins. The Trust will also be unable to convert or recover its bitcoins transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement, Prime Execution Agent Agreement, an Authorized Participant Agreement or Bitcoin Trading Counterparty Agreement is terminated or the Bitcoin Custodian, Prime Execution Agent, an Authorized Participant or a Bitcoin Trading Counterparty fails to provide services as required, the Trustee may need to find and appoint a replacement custodian, execution agent, authorized participant or bitcoin trading counterparty, which could pose a challenge to the safekeeping of the Trust's bitcoins, the Trust's ability to create and redeem Shares and the Trust's ability to continue to operate may be adversely affected.

The Trust is dependent on the Bitcoin Custodian, which is Coinbase Custody, and the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s bitcoin in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent, facilitates the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions, the selling of bitcoin to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Trust’s bitcoin. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, the Prime Execution Agent and its parent (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase Inc’s activities involving bitcoin caused the alleged registration violations, and the Bitcoin Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase Inc., as Prime Execution Agent, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Execution Agent were to be required or choose, as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Bitcoin Custodian is not named in the complaint, if Coinbase Global, as the parent of the Bitcoin Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Trustee could decide to replace Coinbase Custody as the Bitcoin Custodian with custody of the Trust’s bitcoins, pursuant to the Custodial Services Agreement (the “Custodian Agreement”). Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Amended and Restated Coinbase Prime Broker Agreement (the “Prime Execution Agent Agreement”) respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Custodian Agreement as (i) the Trust materially breaching any provision of the Custodian Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Trust’s account at the Bitcoin Custodian to another custodian will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations including its creation and redemption processes would be adversely affected.

The Trustee may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s prime execution agent under the same terms as the current Custodian Agreement or Prime Execution Agent Agreement or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Trustee may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Custodian Agreement or Prime Execution Agent Agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Similarly, if an Authorized Participant or a Bitcoin Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant or a Bitcoin Trading Counterparty chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants or Bitcoin Trading Counterparties on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust's operations generally could be negatively affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Delaware Trustee, Sponsor, Trust Administrator, Cash Custodian, Prime Execution Agent and Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins. Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Bitcoin Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Bitcoin Custodian’s liability; (ii) the Bitcoin Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Bitcoin Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Bitcoin Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Bitcoin Custodian is not liable under the Custodian Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Trust as a result of the Bitcoin Custodian losing control of the Trust’s bitcoins or failing to properly execute instructions on behalf of the Trust, the Bitcoin Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Bitcoin Custodian directly caused such losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Trust.

Similarly, under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agent Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custodian Agreement contains an agreement by the parties to treat the bitcoin credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Bitcoin Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agent Agreement, there is a risk that the Trading Balance, in which the Trust’s bitcoin and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agent Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the bitcoin or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares. There are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates (including, among others, BlackRock), nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian and Prime Execution Agent. The Prime Execution Agent Agreement and Custodian Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agent Agreement or Custodian Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling bitcoin that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of bitcoin related to cash creations and redemptions or the selling of bitcoin related to paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, (2) Trust assets may be held in the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Trust expenses deviate significantly from the Index price used to determine the net asset value of the Trust, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market. Moreover, this risk factor relating to the unavailability or exhaustion of the Trade Credits should be interpreted as a heightened risk as a result of the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Execution Agent Agreement and Custodian Agreement, in order to secure the repayment by the Trust of the Trade Credits to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agent Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Bitcoin Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust’s Vault Balance and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Prime Execution Agent facilitates the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, and the sale of bitcoin to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to effect the liquidation of the Trust’s bitcoin. The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agent Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agent Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold bitcoin with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agent Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s bitcoin that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agent Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer bitcoin, including bitcoin associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of bitcoin at such time is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoins are sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed; and a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Trustee receives remuneration for its service as the Trustee or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Trust and NAV, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator determines the net asset value of the Trust and NAV as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Trust Administrator’s determination is made utilizing data from the operations of the Trust and the Index, calculated at 4:00 p.m. ET, on such day. If the Trustee determines in good faith that the Index does not reflect an accurate bitcoin price, then the Trustee will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Trust Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of bitcoin. To the extent that the net asset value of the Trust, NAV, the Index, or the Trustee’s, the Trust Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Trust Administrator nor the Trustee may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the net asset value of the Trust. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the Trust’s net asset value or NAV. The Trust’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the Trust’s principal market for bitcoin as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Trust, with the exception of those described in “Business of the Trust—Trust Expenses.” Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders; or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell bitcoin held by the Trust or (ii) deliver bitcoin in‑kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of bitcoin at a time when the trading prices for those assets are depressed.

The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of bitcoin. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s bitcoins may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

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Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver bitcoin to the Sponsor or sell bitcoin. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The Trust’s delivery or sale of bitcoin to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of bitcoin by the Trust to pay the Sponsor’s Fee or other expenses and each sale of bitcoin by the Trust to pay Trust expenses not assumed by the Sponsor will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Delaware Trustee, the Trust Administrator, the Bitcoin Custodian or the Cash Custodian under the Trust Documents.

Under the Trust Agreement and the Trust agreements with its service providers (“Trust Documents”) each of the Sponsor, the Trustee, the Delaware Trustee, the Trust Administrator and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Delaware Trustee, the Trust Administrator, or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Digital Asset Holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service (“IRS”), state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of Bitcoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non‑binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether bitcoin is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of bitcoin as a security (or not). Finally, the Sponsor discusses the security status of bitcoin with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that bitcoin is not a security in light of the uncertainties inherent in the Howey and Reves tests. However, because of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that bitcoin may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Trust if the Sponsor determines bitcoin is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, and because the SEC has not taken a definitive position, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust’s bitcoin is not a security, the Sponsor does not intend to dissolve the Trust on the basis that bitcoin could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities.

If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non‑security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if bitcoin is determined to be a security, the Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that bitcoin is a security, it is likely that the value of the Shares of the Trust would decline significantly, and that the Trust itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of bitcoin and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the Digital Asset Platform Market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with bitcoin mining, it would have a material adverse effect on digital asset networks (including the Bitcoin network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA passed the European Parliament in 2023 and will apply from 2024.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. In 2022, the High Court dismissed the claims, finding that the entity had not established a serious issue to be tried. However, in February 2023, the Court of Appeals unanimously overruled the High Court’s decision, holding that there was a serious issue to be tried. If a court decides to grant the relief requested, it is possible that wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result. Alternatively, bitcoin could face obstacles to use or in the United Kingdom, which could reduce adoption. Courts in other jurisdictions could take similar positions. These or other possible outcomes could lead to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.

If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin network and the value of the Shares.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2023, approximately 501 million tera hashes were performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the relevant blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.” If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.

If regulators subject the Trust, the Trustee or the Sponsor to regulation as a money service business or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of the Trust, the Trustee or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Trust, the Trustee or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Trust, the Trustee or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Trust, the Trustee or the Sponsor to incur extraordinary expenses. If the Trust, the Trustee or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Trustee may decide to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Additionally, to the extent the Trust, the Trustee or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Trustee or the Sponsor, and have a material adverse effect on the price of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust and affiliates of the indirect parent of the Sponsor (“BlackRock”) have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants, Bitcoin Trading Counterparties, Prime Execution Agent and Bitcoin Custodian. The Prime Execution Agent and Bitcoin Custodian must undergo counterparty due diligence by BlackRock. Each Authorized Participant and Bitcoin Trading Counterparty must undergo onboarding by BlackRock prior to placing creation or redemption orders with respect to the Trust. Each Bitcoin Trading Counterparty who deposits bitcoin as part of a purchase made by the Trust in connection with a cash creation or receives bitcoin from the Trust as part of a sale made by the Trust in connection with a cash redemption must establish an account – and transfer or receive such bitcoin through such account – at the Prime Execution Agent. When trading through the Prime Execution Agent acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement, the bitcoin delivered to the Trust is delivered through execution with the Prime Execution Agent. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants and trade with Bitcoin Trading Counterparties who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all bitcoin delivered by Bitcoin Trading Counterparties, the Bitcoin Trading Counterparties must represent to the Trust that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party  obtains bitcoin being transferred and (ii) that such bitcoin being transferred by such party  to the Trust were not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any bitcoin except those that have been delivered by Bitcoin Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts opened at the Prime Execution Agent, including any opened by Connected Trading Venues, Authorized Participants or agents/partners of the Authorized Participants (collectively as "Connected Trading Venue or Authorized Participant Account") for purposes of facilitating bitcoin deposits to, and withdrawals from, the Trust's Trading Balance, as required by law.

The Prime Execution Agent and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, every Bitcoin Trading Counterparty must establish an account at the Prime Execution Agent through which the Bitcoin Trading Counterparty transfers bitcoin to the Trust during a purchase order or receives bitcoin from the Trust in connection with a redemption order. The Prime Execution Agent performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Execution Agent’s blockchain analytics screening program, any bitcoin that is delivered to the Trust’s account will undergo screening designed to assess whether the origins of that bitcoin are illicit.

The Prime Execution Agent Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a bitcoin transaction deposited by an Authorized Participant and such screening results in the bitcoin transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, will (a) block or reject the deposit of such bitcoin into a Connected Trading Venue or Authorized Participant Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between a Connected Trading Venue or Authorized Participant Account at the Prime Execution Agent and the Trust’s account(s) involves such bitcoin, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the bitcoin identified by such screening being blocked or frozen by the Prime Execution Agent, and thus made unavailable to the Trust. Moreover, the Prime Execution Agent Agreement and Custodian Agreement require the Trust to attest that it has performed its own due diligence on the Authorized Participants it has contracted with to source bitcoin from and has confirmed that the Authorized Participants and Bitcoin Trading Counterparties, as applicable, have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Trust arranges for such diligence to be performed, including by the Trust’s service providers, including the Sponsor or the Trustee or their affiliates, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Bitcoin Trading Counterparties represent to the Trust that they conduct due diligence on their own counterparties from whom they source the bitcoin they deposit with the Trust in creation baskets, and that they have formed a reasonable belief that such bitcoin being transferred by the Bitcoin Trading Counterparty to the Trust were not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Bitcoin Trading Counterparties may not conduct sufficient due diligence processes on the sources of their bitcoin or that their representations to the Trust may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Bitcoin Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, under the Prime Execution Agent Agreement and Custodian Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Regulatory changes or interpretations could obligate the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which Bitcoins are treated. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor, the Trustee and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Trustee decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust, the Trustee and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor or the Trustee may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor or the Trustee may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including bitcoin, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including bitcoin. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Bitcoin Custodian and Prime Execution Agent. It is possible that such amendments, if adopted, could prevent the Bitcoin Custodian and Prime Execution Agent from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Custodian Agreement and Prime Execution Agent Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Bitcoin Custodian and Prime Execution Agent currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of bitcoin) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.

Further, the proposed amendments could have a severe negative impact on the price of bitcoin and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to bitcoin, or causing certain holders of bitcoin to sell their holdings.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Trust may take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge any of these positions the Trust might not qualify as a grantor trust. In addition, the Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets. If the Trust were treated as owning any asset other than bitcoins (and/or incidental cash) as of any date on which it creates or redeems Shares, it may cease to qualify as a grantor trust for U.S. federal income tax purposes.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes, on its net taxable income, and certain distributions made by the Trust to Shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoin held in the Trust. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital currency that are not within the scope of the Notice.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of bitcoin in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as bitcoin, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of bitcoin in digital asset platforms, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally.

The treatment of digital currencies for tax purposes by non‑U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non‑U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for Bitcoin in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of bitcoin in digital asset platforms. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (such as sales of bitcoin to obtain fiat currency with which to pay the Sponsor’s Fee or Trust expenses, and including deemed sales of bitcoin as a result of the Trust using bitcoin to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

A hard “fork” of the Bitcoin blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Bitcoin blockchain, the Trust could hold both the original bitcoin and the alternative new bitcoin. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute bitcoin. The Trust shall treat whichever asset the Sponsor determines is not bitcoin as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. The Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

The receipt of Incidental Rights or IR Virtual Currency  may cause Shareholders to incur a U.S. federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Delaware Trustee, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●

the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●

affiliates of the Sponsor may start to have substantial direct investments in bitcoin, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

●

BlackRock expects to receive compensation from an affiliate of the Bitcoin Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients; and

●	the Sponsor may appoint an agent to act on behalf of the Shareholders which may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Investment vehicles advised or managed by affiliates of the Sponsor hold a minority interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Trust’s Prime Execution Agent and operates one of the digital asset platforms included in the Index price and is the parent of the Bitcoin Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, including Coinbase Global, the parent of Coinbase Inc. which operates the Coinbase platform and serves as the Trust’s Prime Execution Agent. The Trust values its digital assets by reference to the Index price. Coinbase is one of the digital asset platforms included in the Index. The Sponsor values its digital assets by reference to the Index price. Coinbase is one of the digital asset platforms included in the Index.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Execution Agent. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of bitcoin in order to increase the Sponsor’s fees. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Bitcoin Custodian, Coinbase Custody Trust Company, LLC. The Bitcoin Custodian serves as a fiduciary and custodian on the Trust’s behalf, and is responsible for safeguarding digital assets held by the Trust, and holding the private keys that provide access to the Trust’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Bitcoin Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Bitcoin Custodian’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Bitcoin Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Trust but that could harm the Bitcoin Custodian. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its bitcoins.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.

Although the Bitcoin Custodian is a fiduciary with respect to the Trust’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.

The Bitcoin Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Trust’s bitcoins in trust on the Trust’s behalf. However, the Bitcoin Custodian may terminate the Custodian Agreement for cause at any time, and the Bitcoin Custodian can terminate the Custodian Agreement for any reason upon providing the applicable notice provided under the Custodian Agreement. If the Bitcoin Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may dissolve the Trust in accordance with the terms of the Trust Agreement.

Coinbase serves as the bitcoin custodian and prime execution agent for several competing exchange-traded bitcoin products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Execution Agent and Bitcoin Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Coinbase serves as the bitcoin custodian and prime execution agent for several competing exchange-traded bitcoin products. Therefore, Coinbase has a critical role in supporting the U.S. spot bitcoin exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Trust’s Authorized Participants act in similar or identical capacities for several competing exchange-traded bitcoin products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Trust’s ability to create or redeem Baskets and adversely affect the Trust’s operations and ultimately the value of the Shares.

Many of the Trust’s Authorized Participants, now or in the future, act or may act in the same capacity for several competing exchange-traded bitcoin products.  Each Authorized Participant has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders with the Trust or may do so in limited capacities.  The inability or unwillingness of Authorized Participants to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable.  This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Bitcoin Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Bitcoin Custodian. Claims under the Custodian Agreement may only be asserted by the Trustee on behalf of the Trust.

There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, Trustee, or the BlackRock Affiliates will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

While the Sponsor has adopted and implemented the Policies (as defined below) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which bitcoin is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated the Sponsor, Trustee, or the BlackRock Affiliates (as defined in “Conflicts of Interest—General”) will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor. This risk is present in traditional financial markets and is not unique to bitcoin. If such employees or others affiliated with the Trust, Sponsor, Trustee, or Affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Trust, Sponsor, Trustee or relevant Affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor, the Trustee and the BlackRock Affiliates may also participate in transactions related to bitcoin, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin.

Risk Factors Related to ERISA

In General.

Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Trust will be deemed to include “plan assets” for the purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Code. If the assets of the Trust were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Trust.

Seed Capital Investor

The Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more Benefit Plan Investors considering an investment in the Trust. Given the Sponsor’s or an affiliate’s expected initial ownership interest of 50% or more of the Trust (as described in “Seed Capital Investor”), the Trust would be a Party in Interest to any Benefit Plan Investor with respect to which the Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Benefit Plan Investor in the Trust would be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of Benefit Plan Investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor. See “Business of the Trust—Trust Expenses.”

OVERVIEW OF THE BITCOIN INDUSTRY

Introduction

Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by its user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin platforms that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system.

The Bitcoin network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin network protocol through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin platforms or in private end-user-to-end-user transactions.

New bitcoin are created and rewarded to the miners of a block in the Bitcoin blockchain for verifying transactions. The Bitcoin blockchain is a shared database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Bitcoin blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

History of Bitcoin

The Bitcoin network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoins were created in 2009 after Nakamoto released the Bitcoin network source code (the software and protocol that created and launched the Bitcoin network). The Bitcoin network has been under active development since that time by a loose group of software developers who have come to be known as core developers.

Overview of Bitcoin Network Operations

In order to own, transfer or use bitcoin directly on the Bitcoin network (as opposed to through an intermediary, such as a platform), a person generally must have internet access to connect to the Bitcoin network. Bitcoin transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin network mining process, which adds “blocks” of data, including recent transaction information, to the Bitcoin blockchain.

Overview of Bitcoin Transfers

Prior to engaging in bitcoin transactions directly on the Bitcoin network, a user generally must first install on its computer or mobile device a Bitcoin network software program that will allow the user to generate a private and public key pair associated with a bitcoin address commonly referred to as a “wallet.” The Bitcoin network software program and the bitcoin address also enable the user to connect to the Bitcoin network and transfer bitcoin to, and receive bitcoin from, other users.

Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive bitcoin, the bitcoin recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the bitcoin. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the bitcoin contained in the associated address. Likewise, bitcoin is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending bitcoin, a user’s Bitcoin network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin network software program to the Bitcoin network to allow transaction confirmation.

Some bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Bitcoin blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoin or the reallocation of ownership of certain bitcoin in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Bitcoin blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin network or recorded in, and validated through, the blockchain mechanism.

Summary of a Bitcoin Transaction

In a bitcoin transaction directly on the Bitcoin network between two parties (as opposed to through an intermediary, such as a platform or a custodian), the following circumstances must initially be in place: (i) the party seeking to send bitcoin must have a Bitcoin network public key, and the Bitcoin network must recognize that public key as having sufficient bitcoin for the transaction; (ii) the receiving party must have a Bitcoin network public key; and (iii) the spending party must have internet access with which to send its spending transaction.

The receiving party must provide the spending party with its public key and allow the Bitcoin blockchain to record the sending of bitcoin to that public key. After the provision of a recipient’s Bitcoin network public key, the spending party must enter the address into its Bitcoin network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed upon conversion of the value of fiat currency to bitcoin. Since every computation on the Bitcoin network requires the payment of bitcoin, including verification and memorialization of bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of bitcoin.

After the entry of the Bitcoin network address, the number of bitcoin to be sent and the transaction fees, if any, to be paid, will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin network software program, which is transmitted onto the decentralized Bitcoin network, resulting in the distribution of the information among the software programs of users across the Bitcoin network for eventual inclusion in the Bitcoin blockchain.

As discussed in greater detail below in “—Creation of a New Bitcoin,” Bitcoin network miners record transactions when they solve for and add blocks of information to the Bitcoin blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Bitcoin blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Bitcoin blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Bitcoin blockchain, the Bitcoin network software program of both the spending party and the receiving party will show confirmation of the transaction on the Bitcoin blockchain and reflect an adjustment to the bitcoin balance in each party’s Bitcoin network public key, completing the bitcoin transaction. Once a transaction is confirmed on the Bitcoin blockchain, it is irreversible.

Creation of a New Bitcoin

New bitcoins are created through the mining process as discussed below.

The Bitcoin network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Bitcoin blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 6.25 bitcoin. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which bitcoin is “mined” results in new blocks being added to the Bitcoin blockchain and new bitcoin tokens being issued to the miners. Computers on the Bitcoin network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin blockchain and thereby confirm bitcoin transactions included in that block’s data.

To begin mining, a user can download and run Bitcoin network mining software, which turns the user’s computer into a “node” on the Bitcoin network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can be solved and added to the Bitcoin blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes. A miner’s proposed block is added to the Bitcoin blockchain once a majority of the nodes on the Bitcoin network confirms the miner’s work. Miners that are successful in adding a block to the Bitcoin blockchain are automatically awarded Bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoin enter into circulation to the public.

The Bitcoin network is designed in such a way that the reward for adding new blocks to the Bitcoin blockchain decreases over time. Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Limits on Bitcoin Supply

Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every four years. Currently, the fixed reward for solving a new block is 6.25 bitcoin per block and this is expected to decrease by half to become 3.125 bitcoin in approximately early 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. For further information, see “Risk Factors—Risk Factors Related to Digital Assets—A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.” As of December 31, 2023, approximately 19.6 million bitcoins were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project with no official developer or group of developers that controls the Bitcoin network. However, the Bitcoin network’s development is overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. The release of updates to the Bitcoin network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to the bitcoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets— A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. There have been several forks in the Bitcoin network, including but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

Core development of the Bitcoin network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third-party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin blockchain or the Bitcoin network.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to prevent new transactions from confirmation, and reverse new transactions that are completed while they are in control of the network, effectively enabling them to double-spend their bitcoins.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Market Participants

Miners

Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin network, as well as users accessing bitcoin through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Bitstamp, Coinbase, Kraken and LMAX Digital are some of the larger Bitcoin trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Bitcoin Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store bitcoin for users. If the Bitcoin network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Competition

More than 10,000 other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets. See ‘Risk Factors—Risk Factors Related to the Digital Asset Markets—Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of the Shares.’

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset platform markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for bitcoin.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold in ICOs, may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares—Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.”

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Bitcoin network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in their jurisdictions or globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the cash deposited with the Cash Custodian as consideration, (2) selling or delivering bitcoin as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities and (3) buying and selling bitcoin through the Bitcoin Trading Counterparties or Prime Execution Agent, as applicable, in exchange for Baskets in connection with creation and redemption.

The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of bitcoin.

Trust Objective

The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in bitcoin, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the bitcoin owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by bitcoin held by the Bitcoin Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Bitcoin Custodian keeps custody of all of the Trust’s bitcoin, other than that which is maintained in the Trading Balance with the Prime Execution Agent, in the Vault Balance. The Bitcoin Custodian keeps all of the private keys associated with the Trust’s bitcoin in the Vault Balance. The hardware, software, systems, and procedures of the Bitcoin Custodian may not be available or cost-effective for many investors to access directly. The Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance, in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. These periodic holdings held in the Trading Balance with the Prime Execution Agent represent an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of clients; these bitcoin holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

The Shares are listed and traded on NASDAQ under the ticker symbol “IBIT.”

Competition

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded bitcoin products. There can be no assurance that the Trust will achieve market acceptance and scale due to competition.

Secondary Market Trading

While the Trust seeks to reflect generally the performance of the price of bitcoin before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major bitcoin markets and NASDAQ. While the Shares will trade on NASDAQ until 4:00 p.m. ET, liquidity in the market for bitcoin may be reduced, negatively affecting the trading volume; alternatively, developments in bitcoin markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise that occur outside of NASDAQ trading hours will not be reflected in trading prices of the Shares until trading on the NASDAQ opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of bitcoin, and that the Trust will utilize a Basket of 40,000 shares which would equate to $1 million (assuming an initial NAV of $25 per Share compared to the average daily trading volume of bitcoin in excess of $1 billion), the Sponsor believes that the Basket size of 40,000 shares will enable Authorized Participants and Bitcoin Trading Counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Trustee and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

The net asset value of the Trust equals to the total assets of the Trust, which consists solely of bitcoin and cash, less total liabilities of the Trust, each determined by the Trustee pursuant to policies established from time to time by the Trustee or otherwise described herein. The methodology used to calculate the Index price to value bitcoin in determining the net asset value of the Trust may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Trust, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator will determine the net asset value of the Trust each Business Day. In determining the net asset value of the Trust, the Trust Administrator values the bitcoin held by the Trust based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. Additionally, the Trust Administrator will monitor for unusual prices, and escalate to the Trustee if detected. If the CF Benchmarks Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust Administrator calculates the NAV of the Trust once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Trust by the Trust Administrator. Upon the completion of the end of day reviews by the Trust Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Trustee to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

A Fair Value Event value determination will be based upon all available factors that the Trustee deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Trustee will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event and pursuant the Trustee’s fair valuation policies and procedures, the FTSE DAR Reference Price - Bitcoin (“Secondary Index”) will be utilized as a secondary source. BlackRock, on behalf of the Trust, has a license agreement with the Secondary Index. The Secondary Index is calculated daily at 4:00 p.m. ET and is compliant with both the EU and UK BMR, adhering to the IOSCO Principles for Financial Benchmarks. FTSE International Limited, a UK-incorporated entity, oversees the index as an authorized Benchmark Administrator regulated by the UK's FCA. The Secondary Index sets the daily benchmark rate of the U.S. dollar price of bitcoin (USD/BTC). It aggregates the executed trades of vetted digital asset platforms, during an observation window between 3:00:15 p.m. and 4:00:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the index calculates a simple average of 240, 15-second volume-weighted average price ("VWAP") of bitcoin, encompassing all eligible exchanges. As of October 20, 2023, the participating bitcoin platforms are Bitfinex, Bitflyer, Bitstamp, Gemini, itBit, Kraken, LMAX, and Luno. If a Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

For financial reporting purposes only, the Trustee of the Trust has adopted a valuation policy that outlines the methodology for valuing the Trust’s assets. The policy also outlines the methodology for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Trustee will determine the Trust’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in bitcoin markets and the Trust’s operations that would require a change in the Trustee’s determination of the Trust’s principal market.

The Trustee identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for bitcoin consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The reporting entity must be available to and be accessible by the principal market. The reporting entity is the Trust.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that bitcoin is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust expects to transact in an exchange market, when necessary, to buy and sell bitcoin in association with cash creations and redemptions and to sell bitcoin to satisfy the Trust’s operating liabilities. As such, the Trust expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other bitcoin markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Trust’s principal market for bitcoin. The third-party vendor is expected to follow the Trust’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

●

First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

●	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of bitcoin traded on these exchange markets.

●

Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market.

●

Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for bitcoin. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Trust’s periodic financial statements, it is expected that an exchange-traded price from the Trust’s principal market for bitcoin as of 11:59 p.m. ET will be utilized on the Trust’s financial statement measurement date.

The website for the Trust, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV; (b) the prior Business Day’s Nasdaq official closing price; (c) calculation of the premium or discount of such Nasdaq official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Nasdaq official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Trust Administrator will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Trust Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association (“CTA”).

Valuation of Bitcoin; The CF Benchmark Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust evaluates the bitcoin held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under UK BMR. The Index Administrator is CF Benchmarks Ltd a UK incorporated company authorized and regulated by the UK FCA as a Benchmark Administrator.

The CF Benchmarks Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The BRR is then determined by the equally-weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot Bitcoin-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.

The following provides a hypothetical example of the CF Benchmarks Index calculation*:

1. On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by CF Benchmarks at 4:01 p.m. ET:

Partition	Time (NY)	Price ($)	Size (Bitcoin)	Constituent Platform
1	15:00:00:640	27,779.11	0.3685	Coinbase
1	15:00:19:920	27,766.22	0.2174	Kraken
1	15:00:21:291	27,781.32	1.1246	LMAX Digital
1	15:00:24:490	27,778.95	0.3817	Gemini
1	15:00:40:321	27,779.11	0.2867	itBit
1	15:01:02:241	27,766.22	0.1454	Coinbase
1	15:01:02:340	27,779.11	0.0100	Bitstamp
1	15:01:02:912	27,699.37	0.1166	Kraken

1	15:04:02:241	27,766.22	0.1107	Bitstamp
2	15:07:12:187	27,741.68	0.8585	LMAX Digital
2	15:08:34:412	27,699.94	0.2047	Gemini
2	15:09:02:241	27,698.14	0.4713	itBit
3	15:11:32:342	27,699.37	0.2423	Bitstamp
3	15:11:41:243	27,719.32	0.3387	LMAX Digital
3	15:12:04:288	27,684.33	0.6321	itBit
3	15:12:34:342	27,697.39	0.2391	Coinbase
3	15:12:51:423	27,721.44	0.3104	Kraken
3	15:13:00:012	27,720.00	0.5569	LMAX Digital
3	15:13:16:798	27,721.44	1.0346	Bitstamp
3	15:14:02:117	27,726.34	0.0215	Kraken
3	15:14:22:911	27,726.34	0.7898	Bitstamp
4	15:17:26:008	27,719.96	0.7469	LMAX Digital
4	15:18:51:181	27,699.63	0.4005	LMAX Digital
5	15:20:10:721	27,742.32	1.0665	LMAX Digital
5	15:20:16:621	27,730.21	0.0090	Bitstamp
5	15:21:01:046	27,729.65	0.3206	itBit
5	15:21:06:621	27,724.33	0.3389	Kraken
5	15:21:06:621	27,730.21	0.3116	itBit
5	15:21:11:046	27,739.24	0.0737	Bitstamp
5	15:22:54:746	27,741.28	0.9026	LMAX Digital
5	15:23:04:946	27,760.36	0.5123	Kraken
5	15:23:21:946	27,741.32	0.1001	Coinbase
6	15:28:01:756	27,761.24	0.2191	Kraken
6	15:28:01:756	27,761.94	0.6871	Bitstamp
6	15:28:06:119	27,763.34	0.5450	Gemini
6	15:29:06:256	27,762.09	0.1719	Coinbase
7	15:30:01:079	27,790.87	0.0377	Gemini
7	15:30:56:299	27,769.67	0.4383	LMAX Digital
7	15:31:02:447	27,791.66	0.4578	Coinbase
7	15:32:29:991	27,781.66	1.0159	Gemini
7	15:32:29:991	27804.34	0.0316	Coinbase
7	15:33:02:448	27,801.31	0.3684	Bitstamp
7	15:33:26:912	27,709.68	0.9357	Kraken
8	15:37:18:465	27,788.22	0.7207	LMAX Digital
8	15:38:10:645	27,742.36	0.2134	Kraken
8	15:38:44:651	27,739.26	0.3508	Kraken
8	15:38:48:651	27,788.98	0.9666	LMAX Digital
8	15:39:00:901	27,796.21	0.5182	LMAX Digital
8	15:39:01:001	27,762.36	0.1506	Kraken

9	15:40:39:008	27,801.26	1.3801	LMAX Digital
9	15:41:29:990	27,800.09	0.9811	Bitstamp
9	15:42:29:990	27,811.28	0.3295	Kraken
10	15:45:18:506	27,793.22	0.0678	Bitstamp
10	15:48:41:659	27,794.28	0.0133	Coinbase
11	15:51:22:904	27,791.66	0.1477	Coinbase
11	15:51:36:004	27,800.01	0.1758	Gemini
11	15:51:52:917	27,818.66	0.3848	Gemini
11	15:52:01:017	27,801.62	0.3232	Coinbase
11	15:52:04:056	27,831.22	1.4071	Kraken
11	15:52:11:750	27,811.94	0.0954	LMAX Digital
11	15:52:24:561	27,801.36	1.3802	Coinbase
11	15:53:42:407	27,840.84	1.5469	LMAX Digital
11	15:53:45:078	27,807.36	0.3147	Coinbase
11	15:53:55:081	27,829.61	1.0741	Kraken
12	15:57:11:747	27,808.34	0.6430	Gemini
12	15:57:41:874	27,809.34	0.0624	itBit
12	15:57:49:994	27,811.26	0.5174	Coinbase
12	15:57:51:924	27,844.69	0.4238	Kraken
12	15:58:02:227	27,829.77	2.3568	LMAX Digital
12	15:58:22:781	27,810.01	1.0117	itBit
12	15:59:32:011	27,833.84	0.6939	Coinbase
12	15:59:41:811	27,831.02	0.3746	Gemini
12	15:59:52:197	27,851.97	0.6967	Kraken
12	15:59:56:228	27,839.36	0.2701	Coinbase
12	15:59:58:690	27,844.36	0.7194	Coinbase

2. The Index Administrator segments these transactions by their timestamp into 12 partitions of equal 5-minute length as shown in the first column in the above table.

3. The Index Administrator calculates the volume weighted median price for each partition, the result of which is shown below:

Partition	Volume (Bitcoin)	Volume Weighted Median Price ($)
1	2.7616	27,779.11
2	1.5345	27,741.68
3	4.1653	27,721.44
4	1.1473	27,719.96
5	3.6354	27,741.28
6	1.6232	27,761.94
7	3.2855	27,781.66
8	2.9202	27,788.98
9	2.6908	27,801.26
10	0.0811	27,793.22
11	6.8498	27,829.61
12	7.7699	27,829.77

4. The average of the 12 volume weighted medians is calculated to be $27,774.16.

5. The volume weighted medians for all transactions observed from each Constituent Platform is then calculated individually, the median of these six volume weighted medians and the percentage deviation of each Constituent Platform volume weighted medians from this median is also calculated to determine whether the deviation is greater than 10% where in accordance with the potentially erroneous data provisions of the Index methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation. As shown in the below table, the deviation exhibited by each Constituent Platform is within 10% and hence all Constituent Platform transaction data is used to determine the Index:

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Median of VWMs
Volume Weighted Median ($)	27,761.94	27,801.62	27,781.66	27,730.21	27,781.28	27,788.20	27,781.47
Deviation to Median	0.07%	0.07%	0.00%	0.18%	0.00%	0.02%

6. The Index price for this given calculation date is $27,774.16.

* Source: CF Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Index Administrator’s codified policies for CF Benchmarks Index integrity, the Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of the date of this prospectus, the Constituent Platforms included in the CF Benchmarks Index that are utilized by the Trust are Coinbase, Bitstamp, itBit, Kraken, Gemini, and LMAX Digital.

Coinbase: A U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states.

Bitstamp: A U.K.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states.

itBit: a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

Kraken is a U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency (JFSA) and the Canadian Securities Administrators (CSA).

Gemini is a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

LMAX Digital: A Gibraltar based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

The six Constituent Platforms that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective BTC/USD markets over the preceding four calendar quarters listed in the table below:

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms**
	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken
2022 Q4	565,768,617	6,829,541,020	3,580,171,427	46,447,674,416	1,586,986,170	5,254,252,281
2023 Q1	624,309,916	9,211,206,684	4,901,570,836	41,979,489,484	1,060,844,250	9,054,883,308
2023 Q2	758,737,186	8,322,968,385	5,133,173,679	31,402,570,192	1,004,667,694	8,975,159,682
2023 Q3	447,044,393	4,214,481,842	3,747,028,275	24,090,687,496	797,891,783	4,590,616,407

The market share for BTC/USD trading of the six Constituent Platforms over the past four calendar quarters is shown in the table below:

Spot Trading Platforms Market Share of BTC-USD Trading**
Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Others**
2022 Q4	0.65%	7.87%	4.13%	53.53%	1.83%	6.05%	25.94%
2023 Q1	0.69%	10.23%	5.45%	46.64%	1.18%	10.06%	25.75%
2023 Q2	1.08%	11.85%	7.31%	44.69%	1.43%	12.77%	20.87%
2023 Q3	1.05%	9.94%	8.84%	56.82%	1.88%	10.83%	10.64%

** Source: CF Benchmarks

The list of platforms on which the Trust executes transactions may change from time to time, and the Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. The platforms on which the Trust executes transactions do not impact the Constituent Platforms. Once the Trust has actual knowledge of material changes to the Constituent Platforms used to calculate the Index or the CF Benchmarks Index's methodology to calculate the Index price, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The selection of platforms for use in the CF Benchmarks Index is selected by the Oversight Committee of the Index Administrator (the “Oversight Committee”). A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:

1.

The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the BRR of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.

The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.

The platform complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5.	The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 – 5. Should the average daily contribution of a Constituent Platform fall below 3% for any BRR then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

The Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Index, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available at www.cfbenchmarks.com.

The CF Benchmarks Index is administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:

●

CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

●

CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place in impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

●

CF Benchmarks Conflict of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

●

CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The domicile, regulation and legal compliance of the bitcoin platforms included in the CF Benchmarks Index varies. Further information regarding each bitcoin platform may be found, where available, on the websites for such bitcoin platforms and public registers for compliance with local regulations, among other places.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN BLACKROCK FUND ADVISORS PRODUCTS. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY BLACKROCK FUND ADVISORS PRODUCTS OR SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO BLACKROCK FUND ADVISORS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.25% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. Effective as of the day the Shares were initially listed on NASDAQ through January 10, 2025, the Sponsor will waive a portion of the Sponsor’s Fee so that the Sponsor’s Fee after the fee waiver will be equal to 0.12% of the net asset value of the Trust for the first $5.0 billion of the Trust’s assets. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Trust Administrator, or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it needs to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust still needs to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling bitcoins.The Trust cannot reinvest any cash received from such sales into bitcoin, and must use that cash to pay the Sponsor's Fee and/or other Trust expenses not assumed by the Sponsor, and/or distribute any excess cash to investors.

The quantity of bitcoins to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust sells bitcoin to raise the funds needed for the payment of the Sponsor’s Fee and all Trust expenses or liabilities not assumed by the Sponsor. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin. As a result of the recurring sales of bitcoin necessary to pay the Sponsor’s Fee and the Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of bitcoin represented by each Share will decrease over the life of the Trust. New purchases of bitcoin utilizing cash proceeds for new Shares issued by the Trust do not reverse this trend.

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of bitcoin discussed above on the fractional amount of bitcoin represented by each outstanding Share. It assumes that the only sales of bitcoin will be those needed to pay the Sponsor’s Fee and that the price of bitcoin and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of bitcoin represented by each Share.

Hypothetical Calculation of NAV:

	Sponsor’s Fee of 0.25%			Sponsor’s Fee of 0.25% with a 12-Month Waiver to 0.12% for the First $5.0 billion in Trust's Assets**
	Year 1	Year 2	Year 3	Year 1	Year 2	Year 3
Hypothetical bitcoin price	$44,000	$44,000	$44,000	$44,000	$44,000	$44,000
Sponsor’s Fee	0.25%	0.25%	0.25%	0.12%	0.25%	0.25%
Shares of Trust, beginning	400,000	400,000	400,000	400,000	400,000	400,000
Bitcoins in Trust, beginning	227.27273	226.70455	226.13778	227.27273	227.00000	226.43250
Beginning net asset value of the Trust	$10,000,000	$9,975,000	$9,950,063	$10,000,000	$9,988,000	$9,963,030
Bitcoins to be sold to cover the Sponsor’s Fee*	0.568182	0.566761	0.565344	0.272727	0.567500	0.566081
Bitcoins in Trust, ending	226.70455	226.13778	225.57244	227.00000	226.43250	225.86642
Ending net asset value of the Trust	$9,975,000	$9,950,063	$9,925,187	$9,988,000	$9,963,030	$9,938,122
Ending NAV	$24.94	$24.88	$24.81	$24.97	$24.91	$24.85

*

The calculation assumes that the sale of bitcoin and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur at least quarterly to cover the Sponsor’s Fee, which is accrued daily and payable at least quarterly in arrears.

**

For a twelve-month period commencing on the day the Shares are initially listed on NASDAQ, the Sponsor will waive a portion of the Sponsor’s Fee so that the Sponsor’s Fee after the fee waiver will be equal to 0.12% of the net asset value of the Trust for the first $5.0 billion of the Trust’s assets. Assumes that the net asset value of the Trust at the beginning of Year 1 is $10 million and the number of Shares remain constant during the three-year period covered.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an IIV using the BRTI. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

All aspects of the Index Methodology are publicly available at the website of Index Provider, CF Benchmarks (www.cfbenchmarks.com). The CME CF Bitcoin Real Time Index is calculated once per second, in real time by utilizing the Order Books of bitcoin – U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the BRTI calculation agent. The Order Books are aggregated into one consolidated order book by the BRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The BRTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust was formed on June 8, 2023. The purpose of the Trust is to own bitcoin purchased by the Trust in exchange for Shares issued by the Trust. The Trust is governed by the Trust Agreement among the Sponsor, the Trustee, the Delaware Trustee, the registered holders and beneficial owners of Shares and all persons that deposit bitcoin for the purpose of creating Shares. The Trust Agreement sets out the rights of depositors of bitcoin and registered holders of Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of bitcoin held by the Bitcoin Custodian on behalf of the Trust. However, the Trust is expected to buy or sell bitcoin in connection with cash creations or redemptions of Baskets on an ongoing basis and sell bitcoin at least quarterly to pay the Sponsor’s Fee and to cover expenses and liabilities not assumed by the Sponsor. Such purchases or sales result in the Trust holding cash for brief periods of time. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against the Bitcoin Custodian, an Authorized Participant, or any other third-party, which is settled in cash. If the Trust receives cash (other than in connection with purchase orders) or any property other than cash or bitcoin, the Trust Agreement provides that the Trustee will, as soon as commercially feasible, (i) sell and/or distribute all the property (other than cash) received or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, (ii) if the Trust will not distribute all of the cash (other than cash received in connection with purchase orders) received (including all cash received from the sale of other property), determine the amount of cash that will be promptly used by the Trust to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor, and (iii) distribute any cash (other than cash received in connection with purchase orders) that will not be promptly used as described in the preceding prong (ii). If the Trust does not sell or distribute the cash (other than cash received in connection with purchase orders) or other property accordingly, the Trust Agreement provides that no deposits of bitcoin or cash will be accepted (i.e., there will be no issuance of new Shares). Currently, the Trust does not accept deposits of bitcoin. The Trustee will distribute such cash or other assets to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. See “–Cash and Other Distributions.” The Trust issues and redeems Shares only in Baskets of 40,000 or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for cash proceeds from selling the amount of bitcoin represented by the aggregate number of Shares redeemed. These transactions take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NASDAQ will receive the In-Kind Regulatory Approval at any point in the future. If NASDAQ receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Trust's website. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust.

Creation and Redemption

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 40,000 Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee, can place orders to receive Baskets in exchange for cash.

The Trust will engage in bitcoin transactions for converting cash into bitcoin (in association with purchase orders) and bitcoin into cash (in association with redemption orders). The Trust will conduct its bitcoin purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Bitcoin Trading Counterparty”), who are not registered broker-dealers, pursuant to written agreements between such Bitcoin Trading Counterparties and the Trust, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. Initially, the Trust expects to conduct its bitcoin purchase and sale transactions solely through the Prime Execution Agent through its Coinbase Prime service. Over time, the Trust also expects to conduct these transactions by trading directly with Bitcoin Trading Counterparties. Bitcoin Trading Counterparties may be added at any time, subject to the discretion of the Sponsor.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process.

The Trust will create Shares by receiving bitcoin from a third party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust. The Trust will redeem shares by delivering bitcoin to a third party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the bitcoin from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

The Prime Execution Agent facilitates the purchase and sale or settlement of the Trust’s bitcoin transactions. Bitcoin Trading Counterparties settle trades with the Trust using their own accounts at the Prime Execution Agent when trading with the Trust.

Issuance of Baskets

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. Under an ETF Services Agreement (the “ETF Services Agreement”), the Trust has retained BRIL, an affiliate of the Trustee, to perform ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each purchase order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Baskets being purchased. The Custody Transactions Costs is a flat fee per order regardless of the number of Baskets being purchased.

For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by an early order cutoff time (the “Creation Early Order Cutoff Time”). The Creation Early Order Cutoff Time is 6:00 p.m. ET on the business day prior to trade date. The Authorized Participant must submit a purchase order through BRIL’s electronic order entry system, indicating the number of Baskets it intends to acquire. BRIL will acknowledge the purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “—Requirements for Trustee Actions.” The date BRIL receives that order will determine the estimated cash amount (the “Basket Amount”) the Authorized Participant needs to deposit and the basket bitcoin amount (the “Basket Bitcoin Amount”) the Trust needs to purchase from the Bitcoin Trading Counterparty or through the Prime Execution Agent. The final cash amounts will be determined after the net asset value of the Trust is struck and the Trust’s bitcoin transactions have settled. However, orders received by BRIL after the Creation Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of a bitcoin smaller than .00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Basket Bitcoin Amount.

If the Trustee accepts the purchase order, BRIL will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trustee and indicating the Basket Amount that the Authorized Participant must deliver to the Cash Custodian or Prime Execution Agent in exchange for each Basket. In the case of purchase orders submitted via BRIL’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the purchase order and the purchase order will be marked “Accepted” in BRIL’s electronic order entry system. Prior to the Trustee’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, BRIL, the Bitcoin Custodian or any other party.

The Basket Amount necessary for the creation of a Basket changes from day to day. As of March 13, 2024, a Basket requires delivery of $408,846.87. On each day that NASDAQ is open for regular trading, the Trust Administrator will adjust the cash amount constituting the Basket Amount and the quantity of bitcoin constituting the Basket Bitcoin Amount as appropriate to reflect sales of bitcoin, any loss of bitcoin that may occur, and accrued expenses. The computation is made by the Trustee as promptly as practicable after 4:00 p.m. ET. See “Business of the Trust—Net Asset Value” and “Business of the Trust— Valuation of Bitcoin; the CF Benchmark Index” for a description of how the CF Benchmarks Index is determined, and description of how the Trustee determines the NAV. BRIL will determine the Basket Amount for a given day by multiplying the NAV by the number of Shares in each Basket (40,000) and determine the Basket Bitcoin Amount for a given day by dividing the Basket Amount for that day by that day’s CF Benchmarks Index. The Basket Amount and the Basket Bitcoin Amount so determined will be made available to all Authorized Participants and Bitcoin Trading Counterparties, and will be made available on the Sponsor’s website for the Shares.

On the date of the Creation Early Order Cutoff Time, the Trust will choose, in its sole discretion, to enter into a transaction with a Bitcoin Trading Counterparty or the Prime Execution Agent to buy bitcoin in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Bitcoin Trading Counterparty or Prime Execution Agent, as applicable, delivers the required bitcoin pursuant to its trade with the Trust into the Trust’s Trading Balance with the Prime Execution Agent in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the bitcoin price utilized in calculating NAV on trade date and the price at which the Trust acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the bitcoin price utilized in the NAV. To the extent the price realized in buying the bitcoin is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of bitcoin was entered into with a Bitcoin Trading Counterparty or via the Prime Execution Agent, such party will deliver bitcoin related to such transaction to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of bitcoin associated with the purchase order, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase bitcoin through the Prime Execution Agent on trade date, with such bitcoin being deposited in the Trust’s Trading Balance. For settlement of a redemption, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender.

Upon the deposit by the Bitcoin Trading Counterparty or the Prime Execution Agent of the corresponding amount of bitcoin with the Trust's Trading Balance, and the payment of the applicable ETF Servicing Fee, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are ABN AMRO Clearing USA LLC, Citadel Securities LLC, Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, Jane Street Capital, LLC, JP Morgan Securities LLC, Macquarie Capital (USA) Inc., UBS Securities LLC and Virtu Americas LLC. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Trust purchases bitcoin, the deposit of bitcoin will initially be credited to the Trust's Trading Balance with the Prime Execution Agent before being swept to the Trust's Vault Balance with the Bitcoin Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Trust's Trading Balance are off-chain transactions and transfers from the Trust's Trading Balance to the Trust's Vault Balance are “on-chain” transactions represented on the bitcoin blockchain. Any costs related to transactions and transfers from the Trust's Trading Balance to the Trust's Vault Balance are borne by the Prime Execution Agent (and not the Trust or its Shareholders).

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of bitcoin by which the Basket Bitcoin Amount will decrease each day will be predictable. The Trustee intends to have the Trust Administrator make available on each Business Day an indicative Basket Amount for the next Business Day. Authorized Participants may use that indicative Basket Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Trust Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Trustee. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Trust Administrator the Basket Amount as determined by the Trustee on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Execution Agent has informed the Trustee that it has allocated to the Trust’s account the corresponding amount of bitcoin. Disruption of services at the Prime Execution Agent or Bitcoin Custodian would have the potential to delay settlement of the bitcoin related to Share creations.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to bitcoin network outage, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that bitcoin transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the Bitcoin network, such bitcoin will not be held in cold storage in the Vault Balance until such transfers can occur.

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee and BRIL shall reject any purchase order or redemption order that is not in proper form.

Redemption of Baskets

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Amount announced by the Trustee.

A standard redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Trust. As described above, under an ETF Services Agreement, the Trust has retained BRIL, an affiliate of the Trustee, to perform certain ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each redemption order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Baskets being redeemed. The Custody Transaction Costs is a flat fee per order regardless of the number of Baskets being redeemed.

For a redemption of Baskets, the Authorized Participant will be required to submit a redemption order by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date. On the date of the Redemption Early Order Cutoff Time, the Trust may choose, in its sole discretion, to enter into a transaction with a Bitcoin Trading Counterparty or  the Prime Execution Agent, to sell bitcoin in exchange for cash. Also on the date of the Redemption Order Early Cutoff, the Trust instructs the Bitcoin Custodian to prepare to move the associated bitcoin from the Trust’s Vault Balance with the Bitcoin Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, a Bitcoin Trading Counterparty or the Prime Execution Agent, as applicable, delivers the cash to the Trust associated with the Trust’s sale of bitcoin, the Trustee delivers bitcoin to the Bitcoin Trading Counterparty’s account at the Prime Execution Agent or directly to the Prime Execution Agent, as applicable, and the Trust delivers cash to the Authorized Participant. In the event the Trust has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date, the Authorized Participant will be given the option to (1) cancel the redemption order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date. With respect to a redemption order, between the Trust and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the bitcoin price utilized in calculating the NAV on trade date and the price realized in selling the bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized is selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of bitcoin from the Trust's Trading Balance to the Bitcoin Trading Counterparty's account at the Prime Execution Agent or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

The Trust’s Trading Balance with the Prime Execution Agent may not be funded with bitcoin on trade date for the sale of bitcoin in connection with the redemption order, when bitcoin remains in the Trust’s Vault Balance with the Bitcoin Custodian at the point of intended execution of a sale of bitcoin. In those circumstances the Trust may borrow Trade Credits in the form of bitcoin from the Trade Credit Lender, which allows the Trust to sell bitcoin through the Prime Execution Agent on trade date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption where Trade Credits were utilized, the Trust delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Trust will use the bitcoin moved from the Trust’s Vault Balance with the Bitcoin Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender.

Transfers of bitcoin from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on the bitcoin blockchain.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to bitcoin network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that bitcoin transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the bitcoin network or the Trust's operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent, Bitcoin Custodian, Cash Custodian or the Authorized Participant's banks would have the potential to delay settlement of the bitcoin related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable ETF Servicing Fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of bitcoin for cash by the Trust, the Trustee will instruct the delivery of cash to the Authorized Participant. The Authorized Participant is responsible for the dollar cost of the difference between the value of bitcoin calculated by the Trust Administrator for the applicable NAV of the Trust and the price at which the Trust sells bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized is selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Shares can only be surrendered for redemption in Baskets of 40,000 Shares each.

An Authorized Participant must submit a redemption order through BRIL’s electronic order entry system indicating the number of Baskets it intends to redeem. The date BRIL receives that order determines the Basket Amount to be received in exchange. However, orders received by BRIL after the Redemption Early Order Cutoff Time on a Business Day  will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of bitcoin to the Bitcoin Custodian or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on NASDAQ is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). The Trustee and BRIL shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

If the Sponsor and the Trustee determine that there is more cash being held in the Trust than is needed to pay the Trust’s expenses for the next month, (or, if later, the end of the current calendar quarter) the Trustee will distribute the extra cash to DTC.

If the Trust receives cash (other than in connection with purchase orders) the Trustee will distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Trustee will sell the property or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, and distribute the net proceeds (if any) in the same way as it does with cash (as described in the preceding paragraph). The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Trustee distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Voting Rights

Owners of Shares do not generally have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Management of the Trust

The Trust does not have a board of directors or an audit committee but does have oversight from the Board of Directors and audit committee of the Sponsor. See “The Sponsor—Key Personnel of the Sponsor.”

Fees and Expenses of the Trustee

Each deposit of cash for the creation of Baskets and each surrender of Baskets for the purpose of withdrawing Trust property (including if the Trust Agreement terminates) must be accompanied by a payment to BRIL of the ETF Servicing Fee.

The Trustee is entitled to reimburse itself from the assets of the Trust for all expenses and disbursements incurred by it for extraordinary services it may provide to the Trust or in connection with any discretionary action the Trustee may take to protect the Trust or the interests of the holders.

Trust Expenses and Bitcoin Sales

In addition to the Sponsor’s Fee, the following expenses are paid out of the assets of the Trust:

●	any expenses or liabilities of the Trust that are not assumed by the Sponsor;

●	any taxes and other governmental charges that may fall on the Trust or its property;

●

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust or the rights and interests of holders of Shares;

●

any indemnification of the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents, Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Trust Administrator, or other agents, service providers or counterparties of the Trust as described below; and

●	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Trustee will, when directed by the Sponsor, and in the absence of such direction, may in its discretion sell the Trust’s bitcoin from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. See “Business of the Trust—Trust Expenses.”

The Trustee is not responsible for any depreciation or loss incurred by reason of sales of bitcoin made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Bitcoin and the Trust Assets

See “Business of the Trust—Net Asset Value” and “Business of the Trust—Valuation of Bitcoin; the CF Benchmark Index.”

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the holders of Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Trustee notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.

The Trustee will dissolve the Trust if:

●	the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●

a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Trust assets;

●	The Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, dissolve the Trust if:

●

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

●

FinCEN determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain BitLicense;

●	if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

●

the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

●	the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

●

any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of bitcoin, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoin to U.S. dollars;

●

the Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●

any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Bitcoin Custodian or Prime Execution Agent, the final date as of which the Bitcoin Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying bitcoin holdings upon the dissolution of the Trust.

Upon the dissolution of the Trust, the Trustee would conduct sales of bitcoin for cash through the Prime Execution Agent over a reasonable wind-down period in order to limit market impact, as feasible under the circumstances. Under this process, the Trustee would instruct the Bitcoin Custodian to move a pre-determined amount of bitcoin from the Vault Balance to the Trading Balance at the start of each day in which liquidations were to occur. The Trustee would then instruct the Prime Execution Agent to execute sales of the bitcoin for cash based on optimal achievable execution. The cash proceeds would be delivered to the Cash Custodian at the end of each day.

In the event that the dissolution of the Trust was caused by, or coincident with, the failure or bankruptcy of the Bitcoin Custodian or Prime Execution Agent, the Trustee would engage with the relevant bankruptcy or resolution process for the Bitcoin Custodian or Prime Execution Agent with the goal of preserving and recovering the Trust's bitcoin and cash in accordance with, and to the extent permitted by, the bankruptcy or resolution process. If permitted by the relevant bankruptcy or resolution process to take control of the Trust's property, the Trustee would then seek to liquidate the Trust's property (through a method or agent other than the Prime Execution Agent and in accordance with applicable law) as quickly as reasonably practicable thereafter and distribute the proceeds of the liquidation to Shareholders. Alternatively, the Trustee may be required to assert a monetary claim in the relevant bankruptcy or resolution process.  Thereafter, the Trustee would seek to resolve and liquidate that claim as quickly as reasonably practicable in order to distribute the proceeds to Shareholders.  The bankruptcy or resolution process could be lengthy and could result in the relevant court or resolution authority returning only a fraction of the Trust's property or recovering only a fraction of the Trust's legal claim to the Trust, for example if the Trust is deemed to be an unsecured creditor. For more information, see “Risk Factors—The lack of full insurance and Shareholders' limited rights of legal recourse against the Trust, Delaware Trustee, Sponsor, Trust Administrator, Cash Custodian and Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust's bitcoins for which no person or entity is liable.”

Following the liquidation of the Trust’s bitcoin, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement. Upon the dissolution of the Trust and the winding up of the Trust by the Sponsor and the Trustee, the Delaware Trustee shall, upon receipt of written direction of the Trustee or the Sponsor, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Delaware Statutory Trust Act (the “DSTA”). After making such filing, the Trustee and the Delaware Trustee shall be discharged from all obligations under the Trust Agreement.

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. As further set out in the Trust Agreement, the Sponsor and the Trustee:

●	are obligated to take only the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence or bad faith;

●	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

●	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

●	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person;

●

are not liable for any loss of bitcoin occurring prior to the delivery of bitcoin to the Bitcoin Custodian or Prime Execution Agent, as applicable, or after the delivery of bitcoin by the Bitcoin Custodian or Prime Execution Agent, as applicable (and for the avoidance of doubt, are not liable for the loss of bitcoin while held by the Bitcoin Custodian or Prime Execution Agent absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor and Trustee); and

●	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, as further set out in the Trust Agreement, the Sponsor, the Trustee, the Delaware Trustee and their respective affiliates:

●

are not liable for any loss suffered by the Trust that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

●

are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Sponsor, the Trustee, the Delaware Trustee or their respective affiliates; and

●

are not liable for the conduct or misconduct of any delegee selected by the Trustee; provided, however, that in the case of the Trustee, the foregoing only applies if the Trustee made such selection with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or, bad faith or willful misconduct or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Requirements for Trustee Actions

Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Trust property, the Trustee may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of bitcoin or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

Delegation by the Trustee to the Trust Administrator or Other Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee is not required to appoint a new Trust Administrator or other agent upon any termination of any of these delegations.

Venue Provision

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement.

Waiver of Jury Trial Provision

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust's governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner's right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed; and a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Trustee receives remuneration for its service as the Trustee or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the U.S. federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, however, if the relevant provision of the Trust Agreement is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities laws.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock. The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Trust:  the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion.

The Sponsor is responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Trust and may from time to time employ legal counsel for the Trust.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

Shannon Ghia is the President and Chief Executive Officer, and Bryan Bowers is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by the board of directors composed of Philip Jensen, Peter Landini, Kimun Lee, Shannon Ghia and Bryan Bowers.

Shannon Ghia, 47, has served as a Director of the Sponsor since March 2022 and became a principal of the Sponsor on April 18, 2022. Ms. Ghia is a Managing Director of BlackRock and has served as Global Co-Head of ETF Markets since January 1, 2022. ETF Markets encompasses the Global Markets and Product Engineering teams within EII Markets and Investments (“the Engine”) of BlackRock’s ETF and Index Investing organization. The Engine teams drive investment integrity and market quality in BlackRock’s ETF and index portfolios. Global Markets and Product Engineering together strive to safeguard ETF trading, evolve the ETF ecosystem and develop best-in-class products with enduring integrity that promote clients’ financial well‑being. From January 1, 2016 to December 31, 2021, Ms. Ghia served as the U.S. Head of iShares Global Markets and was responsible for overseeing primary and secondary trading of the iShares ETF suite and developing the ETF ecosystem. In this capacity, Ms. Ghia built out the ETF trading platform and operational best practices to support a greater complexity of products and an acceleration in trading volumes. She also worked closely with exchanges, ETF service providers and liquidity providers to promote ETF market quality. Ms. Ghia’s service with BlackRock or its affiliates dates to 2002, including her years with Barclays Global Investors. Ms. Ghia earned a BA degree in Business / Economics with an emphasis in Accounting from the University of California, Santa Barbara.

Bryan Bowers, 49, has been employed by BlackRock or its affiliates since September 6, 2011, performing supervisory and managerial functions. Since October 4, 2021, Mr. Bowers has served as a Director of BlackRock and manages the Product Oversight and Governance team within BlackRock’s Global Accounting and Product Services (“GAAPS”) function. In that capacity, Mr. Bowers oversees fund accounting operations, strategic product initiatives, fund certifications, accounting policies and provides support to the audit committee of the board for each iShares Trust, iShares, Inc. and iShares U.S. ETF Trust. From September 1, 2014 to October 3, 2021, Mr. Bowers served as a Director on the Global Financial Reporting on the Business Operations & Technology team within BlackRock’s GAAPS function. From September 6, 2011 to August 31, 2014, Mr. Bowers served as a Vice President on BlackRock’s Fund Administration team. Prior to joining BlackRock, Mr. Bowers served as an Assistant Vice President of State Street Corporation or its affiliates, where he served as a Unit Manager within the Global and Corporate Bond Accounting Units from September 1, 2007 to September 4, 2011. Mr. Bowers earned his B.S. degree in accounting from Stockton University.

Philip Jensen, 65, is Chairman of the Sponsor’s audit committee. In June 2001, Mr. Jensen joined Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare markets, for which he presently serves as Partner and previously served as Chief Operating Officer from 2002 to 2020. Mr. Jensen received his Bachelor of Science from San Francisco State University and practiced as a California Certified Public Accountant through 1992.

Peter Landini, 72, is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science in accounting from Santa Clara University and an MBA in finance from Golden Gate University. Mr. Landini is a certified financial planner.

Kimun Lee, 77, is a member of the Sponsor’s audit committee. Mr. Lee is a California-registered investment adviser and has conducted his consulting business under the name Resources Consolidated since January 1980. Since September 2010, Mr. Lee has served as a member of the board of directors of Firsthand Technology Value Fund, Inc., a mutual fund company. Since April 2013, Mr. Lee has served as a member of the board of trustees of Firsthand Funds, a mutual fund company. Since April 2014, Mr. Lee has served as a member of the board of trustees of FundX Investment Trust, a mutual fund company. Until January 2005, Mr. Lee also served as a member of the board of directors of Fremont Mutual Funds, Inc., a mutual fund company. Mr. Lee received his Bachelor of Arts from the University of the Pacific and an MBA from University of Nevada, Reno. He also completed the executive education program on corporate governance at Stanford Graduate School of Business.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers, including its Chief Executive Officer, President, Chief Financial Officer and Treasurer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available by writing the Sponsor at 400 Howard Street, San Francisco, CA 94105 or calling the Sponsor at (415) 670-2000. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote (1) honest and ethical conduct (including the ethical handling of actual or apparent conflicts of interest), (2) full, fair, accurate, timely and understandable disclosure in public reports, documents and communications, (3) compliance with applicable laws and governmental rules and regulations, (4) the prompt internal reporting of violations of the Code of Ethics and (5) accountability for adherence to the Code of Ethics.

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof at an annualized rate equal to 0.25% of the net asset value of the Trust. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. Effective as of the day the Shares were initially listed on NASDAQ through January 10, 2025, the Sponsor will waive a portion of the Sponsor’s Fee so that the Sponsor’s Fee after the fee waiver will be equal to 0.12% of the net asset value of the Trust for the first $5.0 billion of the Trust’s assets. See “Risk Factors—The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.”

THE TRUSTEE

The Trustee is BlackRock Fund Advisors, a California corporation that is wholly-owned subsidiary of BlackRock. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator or other agents. The Trustee also maintains certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

Although the Trustee is a registered commodity pool operator and a commodity trading advisor, the Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated pursuant to the Commodity Exchange Act, as amended, and regulations promulgated by the CFTC, as administered by the CFTC. As the Trust’s assets will not include “commodity interests” as defined in the CEA, the Trustee does not believe the Trust is a commodity pool and therefore the Trustee is not acting as a commodity pool operator or commodity trading advisor in connection with its role as Trustee.

THE TRUSTEE IS A MEMBER OF THE NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. HOWEVER, YOU SHOULD BE AWARE THAT THE NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY OVER UNDERLYING OR SPOT VIRTUAL CURRENCY PRODUCTS OR TRANSACTIONS OR VIRTUAL CURRENCY EXCHANGES, CUSTODIANS OR MARKETS.

The Bank of New York Mellon currently serves as the Trust Administrator. The Bank of New York Mellon’s principal office is located at 240 Greenwich Street, New York, NY 10286. Information regarding creation and redemption of Shares, the net asset value of the Trust and transaction fees may be obtained from The Bank of New York Mellon. Basket composition and the names of the parties that have executed an Authorized Participant Agreement may be obtained from iShares by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust are maintained at this office of The Bank of New York Mellon (other than records maintained by the Trustee as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Bitcoin Custodian and Prime Execution Agent the receipt and delivery of bitcoin purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets, (3) calculating the net asset value of the Trust on any Business Day, and (4) selling the Trust’s bitcoin as needed to cover the Trust’s expenses. The Trustee has delegated certain day-to-day responsibilities to the Trust Administrator.

The Trustee’s fees and Trust Administrator’s fees are paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRUST ADMINISTRATOR

The Bank of New York Mellon serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the net asset value of the Trust and NAV; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.

The Trust Administrator’s services are governed under the BFA Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust (the “Services Agreement”). The Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Trustee on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Services Agreement.

Under the Services Agreement, the Trust Administrator has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Services Agreement. In addition, the Trust Administrator may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

THE DELAWARE TRUSTEE

Wilmington Trust, National Association, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Delaware Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Delaware Trustee

Wilmington Trust, National Association serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Resignation, Discharge or Removal of Delaware Trustee; Successor Delaware Trustees

The Delaware Trustee may resign at any time by giving at least 60 days’ notice to the Sponsor. The Sponsor may remove the Delaware Trustee at any time. Upon effective resignation or removal, the Delaware Trustee will be discharged of its duties and obligations.

If the Delaware Trustee resigns or is removed, the Sponsor shall appoint a successor Delaware trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Delaware Trustee under the Trust Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Delaware Trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the Delaware Trustee may petition the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

If the Delaware Trustee resigns and no successor Delaware Trustee is appointed within 90 days after the date the Delaware Trustee issues its notice of resignation, the Sponsor may, in its sole discretion, dissolve the Trust and distribute its remaining assets.

Separate Trustees

At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, the Sponsor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties, obligations, rights and trusts as the Sponsor may consider necessary or desirable. No separate trustee under the Trust Agreement shall be required to meet the terms of eligibility as a Delaware Trustee and no notice of the appointment of any separate trustee shall be required. Each separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties, and obligations conferred or imposed upon a trustee under the DSTA or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Delaware Trustee joining in such act), solely at the written direction of the Sponsor;

(b) no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;

(c) the Sponsor may at any time accept the resignation of or remove any separate trustee; and

(d) if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Sponsor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

THE CUSTODIANS

The Cash Custodian

The Cash Custodian is The Bank of New York Mellon. Pursuant to the Services Agreement between the Cash Custodian, the Trustee and the Trust, the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Trustee acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s). The fees of the Cash Custodian are paid by the Trustee on behalf of the Trust.

Under the Services Agreement, the Cash Custodian has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Services Agreement. In addition, the Cash Custodian may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Cash Custodian.

The Cash Custodian will exercise the following standard of care: (1) with the exercise of that level of care at least at the same standard of care as the Cash Custodian provides for itself and/or its affiliates with respect to similar services, and without the exercise of any bad acts, (2) in a manner reasonably designed to satisfy the Cash Custodian’s obligations under the Services Agreement; and (3) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.

Except as otherwise expressly provided in the Services Agreement, the Cash Custodian’s liability arising out of or relating to the Services Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Services Agreement in accordance with such standard of care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with such standard of care.

The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Services Agreement is governed by the laws of the State of New York.

The Bitcoin Custodian

The Bitcoin Custodian for the Trust’s bitcoin holdings is Coinbase Custody Trust Company, LLC, and the Trust has entered into the Custodian Agreement with the Bitcoin Custodian. The Sponsor may, in its sole discretion, add or terminate bitcoin custodians. The Sponsor may, in its sole discretion, change the custodian for the Trust’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

The Bitcoin Custodian keeps custody of all of the Trust’s bitcoin in segregated accounts in the Vault Balance, other than the Trust’s bitcoin which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “—The Prime Execution Agent.” Trust assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Bitcoin Custodian’s or its affiliates’ assets, or the assets of the Bitcoin Custodian’s other customers. The Vault Balance is held at Bitcoin blockchain addresses at which only the Trust’s assets are held.

The Bitcoin Custodian keeps all of the private keys associated with the Trust’s bitcoin held at the Bitcoin Custodian in the Vault Balance in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has represented that no single individual has access to full private keys. The Bitcoin Custodian’s internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Bitcoin Custodian by an external provider.

Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork, the Custodian Agreement provides that the Bitcoin Custodian may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Bitcoin Custodian shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodian Agreement provides that, other than as set forth therein, and provided that the Bitcoin Custodian shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Bitcoin Custodian shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Bitcoin network or an unsupported branch of a forked protocol and, accordingly, Client acknowledges and assumes the risk of the same. The Custodian Agreement further provides that, unless specifically communicated by the Bitcoin Custodian and its affiliates through a written public statement on the Coinbase website, the Bitcoin Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with bitcoin.  The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. The Trust has no right to receive any Incidental Right or IR Virtual Currency. Furthermore, the Custodian has no authority, pursuant to the Custodian Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Trust if the Trust terminates its custodial arrangement with the Custodian. For more information on the Trust’s and Sponsor’s policies on forked or airdropped assets, see “The Offering—Forks” and “Risk Factors—A temporary or permanent "fork" could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets." Neither the Bitcoin Custodian nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin from the Trust’s Vault Balance, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the consent of the Trust. The Vault Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Custodian Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Bitcoin Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Bitcoin Custodian’s liability; (ii) the Bitcoin Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Bitcoin Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Bitcoin Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Bitcoin Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Bitcoin Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Bitcoin Custodian may terminate the Custodian Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Custodian Agreement), including, among others, if the Trust: materially breaches the Prime Execution Agent Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Bitcoin Custodian may terminate the Custodian Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The Custodian Agreement forms a part of the Prime Execution Agent Agreement, and is subject to the termination provisions in the Prime Execution Agent Agreement. These termination provisions are described in more detail in “—The Prime Execution Agent” below.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The Prime Execution Agent

Pursuant to the Prime Execution Agent Agreement, the Trust’s bitcoin holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Trust and such bitcoin is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Trust’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Trust’s bitcoin is held in the Trust’s Trading Balance.

The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the bitcoin in the Trust’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the bitcoin credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells bitcoin through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the platform operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agent Agreement, the Trust may engage in sales of bitcoin by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agent Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agent Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell bitcoin on the Trading Platform, the associated bitcoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agent Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Bitcoin Custodian and Trade Credit Lender, may not terminate the Prime Execution Agent Agreement (including the Custodian Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law (defined below) or (ii) a Cause event (as defined below). The Prime Execution Agent Agreement defines “Prime Execution Agent Services as (i) the custody of the Trust’s bitcoin in its Vault Balance, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agent Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agent Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agent Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agent Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agent Agreement defines “Cause” to mean, (i) a material breach of the Prime Execution Agent Agreement (other than the Custodian Agreement) which is uncured for 10 days; (ii) a material breach of the Custodian Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 business day.

Notwithstanding any termination of the Prime Execution Agent Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agent Agreement as the Prime Execution Agent, Bitcoin Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agent Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Execution Agent Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agent Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agent Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agent Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agent Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agent Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of Trust’s bitcoin on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agent Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agent Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Bitcoin Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agent Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the bitcoin based on the Benchmark Valuation (defined as the CME CF Bitcoin Reference Rate New York) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC Cash Value until the relevant bitcoin is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant bitcoin, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC Cash Value in lieu of the relevant bitcoin or receive the BTC Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant bitcoin would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant bitcoin being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the bitcoin, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within one (1) Business Day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agent Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin from the Trust’s Vault Balance, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agent Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell bitcoin may be routed to the Prime Execution Agent’s platform (“Coinbase Platform”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the most favorable price for the Trust’s bitcoin sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Platform or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Platform due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient bitcoin to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to buy or sell bitcoin through the Prime Execution Agent in an amount that exceeds the cash or bitcoin credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the bitcoin price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or for the bitcoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the bitcoin. The Trust is required by the terms of the Coinbase Credit Committed Trade Financing Agreement, which is part of the Prime Execution Agent Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow bitcoin to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of bitcoin or cash credited to the Trust’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits do not bear any interest. The Trust pays a variable rate for each executed order based on the Trust's prior month's trading volume as determined by the Prime Execution Agent.

The Trust’s bitcoin holdings are maintained with the Bitcoin Custodian rather than the Prime Execution Agent, except in the limited circumstances of bitcoin that is held temporarily in the Trading Balance for purchases and sales of bitcoin in connection with cash creation and cash redemption Basket settlement, or the payment of Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Trust will first borrow bitcoin from the Trade Credit Lender using the Trade Financing Agreement, and then sell the borrowed bitcoin. In connection with a purchase order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase bitcoin. The purpose of borrowing the bitcoin or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the bitcoin price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or for the bitcoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the bitcoin (a process which may take up to twenty four hours, or longer if the Bitcoin blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. For a redemption order, the Trust may use financing when the bitcoin remains in the Trust’s Custody Account at the point of intended execution of a sale of bitcoin. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Bitcoin Custodian to move bitcoin out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the bitcoin price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the bitcoin. The Trade Credit amount, combined with the Trust requiring delivery of cash for creations on the trade date when Trade Credits are unavailable and the ability of the Trust to delay redemption settlement until the Trust is able to transfer bitcoin from the Vault Balance to the Trading Balance, is sufficient, in the Sponsor's view, to support the needs of the Trust.

The Trade Financing Agreement is in effect commencing on the date of execution and terminating on the earlier of (i) the date of termination of the Prime Execution Agent Agreement, subject to any required notice or notice period thereunder and (ii) following a Change of Agent Event, immediately upon delivery to the Trust of written notice of the occurrence of such Change of Agent Event or the close of business on such later date as the Trade Credit Lender may specify in any such written notice. “Change of Agent Event” is defined in the Trade Financing Agreement to occur when the authority of the Trustee to act on behalf of the Trust in connection with the Prime Execution Agent Agreement is terminated for any reason at any time and a successor investment advisor, reasonably acceptable (such acceptance not to be unreasonably withheld) to Coinbase, has not been concurrently appointed on behalf of the Trust with respect to all matters thereunder; provided that, subject to applicable law, the Trustee is permitted to transfer and assign its obligations to act on behalf of the Trust to any of its affiliates and any such transfer or assignment shall not constitute a Change of Agent Event. Except as otherwise provided above, the terms of the Prime Execution Agent Agreement govern any suspension, restriction, termination or modification of the Trade Financing Agreement. For additional information, see “ —The Prime Execution Agent.” All obligations of the Trust with respect to outstanding Trade Credits, and rights of the Trade Credit Lender in connection therewith, shall survive the termination of the Trade Financing Agreement, including Trade Credit Lender's security interest in the Trading Balance and the Vault Balance; provided that, for the avoidance of doubt, if the Trade Financing Agreement is terminated such security interest shall be terminated immediately upon the repayment of the Trade Credits in full.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

In addition, to the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Trust, the Shareholders may be negatively impacted.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares for Shareholders who acquire their Shares solely for cash. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the Medicare contribution tax imposed on certain net investment income. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Clifford Chance US LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). If the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Clifford Chance US LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Delaware Trustee intends to request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as either a partnership for U.S. federal income tax purposes, in which case there might be different timing or other tax consequences to the Shareholders, or as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust generally would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate taxpayers, or a dividends received deduction, in the case of corporate taxpayers). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of bitcoin. Because bitcoin is a recent technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any bitcoin the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust expects to sell or use bitcoin to pay certain expenses of the Trust or to fund cash redemptions, though the Trust does not intend to sell bitcoin for other purposes. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold.

Gains or losses from the sale of bitcoin to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss generally will equal the difference between (a) the amount realized pursuant to the sale of the bitcoin, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the in-kind redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the in-kind redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received generally should include the period during which the Shareholder held the Shares redeemed in kind. A subsequent sale of the bitcoin received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for money or, in the case of an in-kind redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a hard fork occurs in the Bitcoin blockchain, the Trust could temporarily hold both the original bitcoin and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as bitcoin. The other asset will be treated as an Incidental Right and/or IR Virtual Currency, in accordance with the procedures specified herein. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

Brokerage Fees and Trust Expenses

Any brokerage, financing or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Trust sells bitcoin.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by U.S. Tax-Exempt Shareholders

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ UBTI. UBTI is defined generally as income from a trade or business regularly carried on by a tax exempt entity that is unrelated to the entity’s exempt purpose. Dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). When a U.S. Tax-Exempt Shareholder owns an interest in a grantor trust, such as the Trust, the activities of the Trust (and any pass-through entities or disregarded entities in which the Trust owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s share of income is of the grantor trust UBTI.

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Investors who are U.S. Tax Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The Trust does not expect (though no assurance can be given) that it will be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Trust might recognize as a result of a fork, airdrop or similar event would give rise to effectively connected income, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Trust will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Trust is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate income treated as effectively connected with a U.S. trade or business, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Trust.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Trust as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that Shareholder’s distributive share of income that the Trust treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Trust is treated as tax-transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing the Trust with an executed IRS Form W-8BEN or W-8BEN-E. However, if a Non-U.S. Shareholder fails to provide such IRS Forms, the Trust intends to withhold at a full 30% rate on any Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Trust does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Trust (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

If the Trust is treated as a partnership (for U.S federal income tax purposes), a Non-U.S. Shareholder is treated as disposing of Shares, and any portion of the gain realized on the disposition would be treated as ECI, such Shares may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). Non-U.S. Shareholders are urged to consult with their tax advisers regarding the application of this withholding tax.

If the Trust is treated as having any ECI (or any portion of the gain realized on a Non-U.S. Shareholder’s disposition of Shares is treated as ECI), then if such Non-U.S. Shareholder is treated as a corporation, it may also be subject to U.S. federal branch profits tax on its effectively connected earnings and profits (which, with respect to the Shares, would generally be such Non-U.S. Shareholder’s share of ECI from such Shares, reduced by deductions taken into account by the Shareholder in computing its ECI, and further reduced by the U.S. federal income taxes imposed on such ECI). U.S. federal branch profits tax is generally imposed at a 30% rate, though it may be reduced under the Code or pursuant to an applicable income tax treaty.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). U.S. Shareholders generally may comply with these identification procedures by providing the Trust with  a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these identification procedures by providing the Fund with the relevant IRS Form W-8, duly completed and executed. Shareholders may be required to satisfy certain information reporting or certification requirements, e.g., those imposed by FATCA, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

SEED CAPITAL INVESTOR

The Seed Capital Investor agreed to purchase $100,000 in Shares on October 27, 2023, and on October 27, 2023 took delivery of 4,000 Shares at a per-Share price of $25.00 (the “Seed Shares”). On January 5, 2024, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased 400,000 Shares at a per-Share price of $25.00 ("Seed Creation Baskets"). Total proceeds to the Trust from the sale of the Seed Creation Baskets were $10,000,000. On January 5, 2024, the Trust  purchased 227.90250 bitcoin with the proceeds of the Seed Creation Baskets using the Prime Execution Agent. The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Baskets to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Baskets. The Seed Capital Investor has acted as a statutory underwriter with respect to the Seed Creation Baskets.

The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of cash on a continuous basis. As of the date of this prospectus, the Authorized Participants are ABN AMRO Clearing USA LLC, Citadel Securities LLC, Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, Jane Street Capital, LLC, JP Morgan Securities LLC, Macquarie Capital (USA) Inc., UBS Securities LLC and Virtu Americas LLC. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. These transactions take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for bitcoin. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”). Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Baskets, and its activities with respect to the Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

The Shares are listed and traded on NASDAQ under the ticker symbol “IBIT.”

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor or the Trustee to the Shareholders.

The Sponsor and the Trustee want you to know that there are certain entities with which the Sponsor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor and the Trustee (including, without limitation, BlackRock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “BlackRock Affiliates”).

The activities of the Sponsor, the Trustee and the BlackRock Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor, the Trustee or the BlackRock Affiliates provide investment management services to other investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Trustee and the BlackRock Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor, the Trustee or the BlackRock Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime execution agent, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest. For example, as of the date of the prospectus, an affiliate of the Sponsor holds a position in bitcoin, initially for purposes of making a seed investment in a private bitcoin trust formed in 2022. Additionally, various funds managed by affiliates of the Sponsor have from time to time held long positions in the CME cash-settled bitcoin futures market. Further, various officers and employees of the Sponsor may hold or have exposures to bitcoin in various degrees given the current state of global adoption of bitcoin.

The Trustee has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Business Conduct and Ethics, which address conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Trustee will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Trust (“Bitcoin Access Persons”) pre-clear personal trading activity in bitcoin. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Trust. Finally, trading on behalf of clients in the shares of the Trust will be subject to controls embedded in BlackRock’s portfolio compliance systems. The Policies and any underlying procedures will be amended as necessary to reflect these protocols.

The Sponsor, the Trustee and the BlackRock Affiliates may participate in transactions related to bitcoin, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin.

Because these parties may trade bitcoin for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.

BlackRock expects to receive compensation from an affiliate of the Bitcoin Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients.

An affiliate of the Sponsor acts as investment manager to a Money Market Fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC. See “Risk Factors—Prices of bitcoin may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.”

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee. Notwithstanding the foregoing, in no event will the Sponsor or the Trustee or their respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.

Issues Relating to the Valuation of Assets

The Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. In addition, various divisions and units within BlackRock are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Shares has been passed upon for the Sponsor by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, DE. Clifford Chance US LLP, New York, NY, who, as special U.S. tax counsel to the Sponsor, has rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at http://www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

The SEC allows the “incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
2. The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on January 8, 2024, as updated by Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 4, 2024.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this post-effective amendment to the registration statement and prior to the effectiveness of this post-effective amendment to the registration statement and after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this prospectus. The statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus. Please direct your written or telephone requests to iShares Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105, Attention: Product Management Team, iShares Product Research & Development (Tel: 1-800-474-2737). You may also obtain information about the Trust by visiting its website at www.iShares.com. Information contained in the Trust’s website is not part of this prospectus.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Affiliate” — With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“API” — Application Programming Interface.

“Article 8” — Article 8 of the New York Uniform Commercial Code.

“ASC Topic 820” — The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”

“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Baskets (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Basket” — A block of 40,000 Shares.

“Basket Amount” — The amount of cash to be delivered in a creation or received in a redemption which BRIL will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Basket (40,000).

“Basket Bitcoin Amount” — The amount of bitcoin to be purchased or sold by the Trust which BRIL will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Basket (40,000) and dividing the resulting product by that day’s CF Benchmarks Index. Fractions of a bitcoin smaller than a satoshi are disregarded for purposes of the computation of the Basket Bitcoin Amount.

“Bitcoin blockchain”  — The blockchain ledger for Bitcoin.

“Bitcoin Custodian” or “Coinbase Custody” — Coinbase Custody Trust Company, LLC.

“Bitcoin network” — Bitcoin blockchain and any digital asset network, including the Bitcoin peer-to-peer network.

“Bitcoin Trading Counterparty” — Designated third parties who are not registered broker-dealers and transact in bitcoin pursuant to written agreements with the Trust.

“BitLicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“Blackrock” — Blackrock, Inc.

“BlackRock Affiliate” — Any affiliates of the Sponsor and the Trustee (including, without limitation, Blackrock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees).

“BMR” —The UK Benchmarks Regulation.

“BRIL” — BlackRock Investments, LLC.

“BRR” — Index Administrator’s Bitcoin Reference Rate.

“BRTI” — CME CF Bitcoin Real Time Index.

“BSA” — U.S. Bank Secrecy Act, as amended.

“Business Day” — Any day other than: (1) a Saturday or a Sunday, or (2) a day on which NASDAQ is closed for regular trading.

“Cash Custodian” — The Bank of New York Mellon and any substitute or additional custodian of the Trust’s cash pursuant to a written agreement with the Trust or Trustee on behalf of the Trust.

“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“CFPB” — The Consumer Financial Protection Bureau.

“CFTC” — The Commodity Futures Trading Commission.

“CF Benchmarks Index” — The CME CF Bitcoin Reference Rate – New York Variant for the Bitcoin – U.S. Dollar trading pair.

“Client Account” — Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within BlackRock manage or advise.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” — The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

“Cold Vault Balance” — The “cold storage” in which the Bitcoin Custodian will keep all of the private keys associated with the Trust’s bitcoin.

“Commodity Exchange Act” or “CEA” — The Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” — A venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of the Trust.

“Connected Trading Venue or Authorized Participant Account” — All customer accounts opened at Coinbase, including any opened by (a) Connected Trading Venues, (b) Authorized Participants or (c) agents/partners of such Authorized Participants.

“Constituent Platforms” — The constituent digital asset platforms of the CF Benchmarks Index, which are chosen by the Index Administrator and could change over time.

“Creation Early Order Cutoff Time” — The required deadline for an Authorized Participant to submit a purchase order for the creation of Baskets utilizing the Agent Execution Model.

“CTA” — The Consolidated Tape Association.

“Custodian Agreement” — The agreement, governed by New York law, between the Trust, the Bitcoin Custodian, the Prime Execution Agent, and the Trade Credit Lender regarding the custody of the Trust’s bitcoin.

“Custodians” —The Cash Custodian and Bitcoin Custodian, collectively.

“Custodians’ Fee” — The fees payable to the Custodians.

“Custody Transaction Costs” — Transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the issuance of Baskets for such purchase order. BRIL will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian.

“Delaware Trustee” — Wilmington Trust, National Association, a national association, is the Delaware trustee of the Trust.

“DFPI” — The California Department of Financial Protection and Innovation.

“DOL” — The U.S. Department of Labor.

“DSTA” — The Delaware Statutory Trust Act.

“DTC” — The Depository Trust Company.

“DTC Participant” — An entity that has an account with DTC.

“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“ET” — Eastern Time Zone.

“Ethereum Classic” or “ETC” — The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“ETF Services” — Certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets.

“ETF Services Agreement” The agreement between the Trust and BRIL, an affiliate of the Trustee, to perform ETF Services.

“ETF Servicing Fee” — The fee received from Authorized Participants for providing the ETF Services.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“Fair Value Event” — An event which occurs if the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable.

“FBO” — For the benefit of.

“FBO Account” — An omnibus account in the Prime Execution Agent’s name FBO its customers at each of multiple FDIC-insured banks.

“FCA” — The Financial Conduct Authority of the United Kingdom.

“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCen” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” — The Financial Industry Regulatory Authority.

“fork” — A non-backward compatible change to the original bitcoin blockchain and the source code of the original Bitcoin network which results in the original bitcoin network and the original bitcoin blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX” — FTX Trading Ltd.

“GAAP” — The U.S. generally accepted accounting principles.

“Genesis” — Genesis Global Capital, LLC and its affiliates.

“hard fork” — A permanent fork in a network’s blockchain that separates the network into a prefork digital asset and a new post-fork digital asset.

“IIV” — Intraday indicative value per Share.

“Incidental Rights” — Any virtual currency (for avoidance of doubt, other than bitcoin) or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of bitcoins and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust. In the event of a hard fork of the Bitcoin Blockchain, the Sponsor shall determine which network shall constitute the Bitcoin network and which asset shall constitute bitcoin in accordance with the Trust Agreement.

“Index” — The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index.

“Index Administrator” —CF Benchmarks Ltd.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“In-Kind Regulatory Approval” — The necessary regulatory approval to permit the Trust to create and redeem Baskets in-kind for bitcoin.

“Investment Company Act” — The Investment Company Act of 1940, as amended.

“IR Virtual Currency” — A virtual currency acquired through Incidental Rights.

“IRA” — Individual retirement account.

“IRS” — The United States Internal Revenue Service.

“JOBS Act” — The Jumpstart Our Business Startups Act.

“KYC” — Know your customer.

“Money Market Fund” — A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service).

“MSB” — A U.S.-based platform registered as a money services business with FinCen.

“NASDAQ” — The Nasdaq Stock Market LLC.

“NAV” — Net asset value per Share.

“NBMM” — non-bank market maker.

“NFA” — The National Futures Association.

“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” — The 2014 notice released by the IRS.

“NYDFS” — The New York State Department of Financial Services.

“OCC” — The Office of the Comptroller of the Currency.

“OFAC” — The Office of Foreign Assets Control.

“Order Book” — A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

“Oversight Committee” — The Oversight Committee of the Index Administrator.

“Person” — Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Execution Agent” — Coinbase, Inc, an affiliate of the Bitcoin Custodian.

“Prime Execution Agent Agreement” — The Amended and Restated Coinbase Prime Broker Agreement, which includes the Custodian Agreement.

“Redemption Early Order Cutoff Time” — The required deadline for an Authorized Participant to submit a redemption order for the redemption of Baskets utilizing the Agent Execution Model.

“Regular Market Session” — NASDAQ’s regular market session of 9:30 a.m. to 4:00 p.m. ET.

“Relevant Coinbase Entities” — The Prime Execution Agent and its parent.

“Relevant Pair” — The relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.

“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Administrator.

“Ruling & FAQs” — The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.

“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.

“satoshi” — Fractions of a bitcoin smaller than .00000001.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Secondary Index” — Other index administrators.

“Securities Act” — The Securities Act of 1933, as amended.

“Seed Shares” — 4,000 Shares at a per-Share price equal to $25.00, delivered on October 27, 2023 to the Seed Capital Investor in exchange for $100,000 in Shares

“Seed Capital Investor” — BlackRock Financial Management, Inc.

“Seed Creation Baskets” — Ten Baskets delivered to the Seed Capital Investor on January 5, 2024 in exchange for $10,000,000.

“Services Agreement” — The BFA Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust.

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust or, if such day is not a business day, on the next Business Day.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust.

“SIPC” — The Securities Investor Protection Corporation.

“Sponsor” — iShares Delaware Trust Sponsor LLC, an indirect subsidiary of BlackRock, Inc.

“Sponsor’s Fee” — The fees of the Sponsor accrues daily at an annualized rate equal to 0.25% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. Effective as of the day the Shares were initially listed on NASDAQ through January 10, 2025, the Sponsor will waive a portion of the Sponsor’s Fee so that the Sponsor’s Fee after the fee waiver will be equal to 0.12% of the net asset value of the Trust for the first $5.0 billion of the Trust’s assets.

“SVB” — Silicon Valley Bank.

“Termination for Cause” — As defined in the Custodian Agreement, termination for cause occurs if (i) the Trust materially breaching any provision of the Custodian Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender, which may, from time to time, provide financing to the Trust in the form of Trade Credits

“Trade Credit” — The Trust may borrow bitcoin or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender” — Coinbase Credit, Inc.

“Trade Financing Agreement” — The Coinbase Credit Committed Trade Financing Agreement.

“Trading Balance” — A trading account at which, pursuant to the Prime Execution Agent Agreement, the Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.

“Trading Platform” — The Prime Execution Agent’s execution platform where the Sponsor may place an order.

“Transaction Parties” — The Sponsor, the Trustee, the Delaware Trustee, the Custodians and any of their respective affiliates.

“Treasury Regulations” — Tax regulations issued by the IRS.

“Trust” — iShares Bitcoin Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — The Bank of New York Mellon.

“Trust Agreement” — The Second Amended and Restated Trust Agreement dated as of December 28, 2023, among the Sponsor, the Trustee and the Delaware Trustee.

“Trust Documents” — The Trust agreements with the service providers.

“Trustee” — BlackRock Fund Advisors.

“UBTI” — Unrelated business taxable income.

“USDC” — US Dollar Coin.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“Vault Balance” — Accounts storing the Trust’s bitcoin that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers.

“VWAP” — Volume Weight Average Prices.

“VWMP” — Volume Weight Median Prices.

iShares Bitcoin Trust

PROSPECTUS

      , 2024

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                  Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. Except for NASDAQ Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	**
NASDAQ Listing Fee	$4,000
Printing and engraving expenses	$26,000
Legal fees and expenses	$1,600,000
Accounting fees and expenses	$20,820
Total	$1,650,820

*	Subject to revision upon completion of the offering.
**

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14.                  Indemnification of Directors and Officers.

Section 5.11(a) of the Trust Agreement provides that the Sponsor shall indemnify the Trustee, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) that is incurred by any of them and that arises out of or is related to (1) any offer or sale by the Trust of Baskets (as defined in the Trust Agreement), (2) acts performed or omitted pursuant to the provisions of the Trust Agreement, (A) by the Trustee, its directors, employees, delegees and agents or (B) by the Sponsor or (3) any filings with or submissions to the SEC in connection with or with respect to the Shares, except that the Sponsor shall not have any obligations to pay any indemnification amounts incurred as a result of and attributable to (x) the willful misconduct, gross negligence, or bad faith of, or material breach of the terms of the Trust Agreement by, the Trustee, (y) information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Authorized Participant (other than the Sponsor) in connection with such Authorized Participant’s offer and sale of Shares.

Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (1) caused by the willful misconduct, gross negligence, or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Item 15.                  Recent Sales of Unregistered Securities.

None.

Item 16.                 Exhibits.

Exhibit No	Description

1.1	Seed Capital Investor Subscription Agreement is incorporated by reference to Exhibit 1.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 4, 2023

1.2	Seed Capital Investor Agreement is incorporated by reference to Exhibit 1.2 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on January 8, 2024

3.1	Certificate of Trust of iShares Bitcoin Trust is incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on June 15, 2023

3.2

Certificate of Amendment to Certificate of Trust of iShares Bitcoin Trust is incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on October 19, 2023

4.1	Second Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on January 8, 2024

4.2	Form of Authorized Participant Agreement is incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 22, 2023

5.1

Opinion of Morris, Nichols, Arsht & Tunnell LLP as to legality is incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

8.1

Opinion of Clifford Chance US LLP as to tax matters is incorporated by reference to Exhibit 8.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

10.1

Amended and Restated Coinbase Prime Broker Agreement is incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

10.2

Coinbase Custody Custodial Services Agreement (included as Exhibit A in Exhibit 10.1) is incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

10.3

Coinbase Committed Trade Financing Agreement (included as Exhibit D in Exhibit 10.1) is incorporated by reference to Exhibit 10.3 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

10.4

Services Agreement with The Bank of New York Mellon, as cash custodian and trust administrator is incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

10.5	ETF Services Agreement with BRIL is incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on October 19, 2023

23.1	Consent of PricewaterhouseCoopers LLP*

23.2

Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1) is incorporated by reference to Exhibit 23.2 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

23.3

Consent of Clifford Chance US LLP (included in Exhibit 8.1) is incorporated by reference to Exhibit 23.3 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on December 29, 2023

24.1	Powers of attorney is incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on June 15, 2023

107	Filing Fee Tables is incorporated by reference to Exhibit 107 of the Registration Statement on Form S-1 (File No. 333-272680) filed by the Registrant on October 19, 2023

*	Filed herewith.

Item 17.                  Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on April 4, 2024.

iShares Delaware Trust Sponsor LLC Sponsor of iShares Bitcoin Trust*

By:	/s/ Shannon Ghia
Shannon Ghia
Director, President and Chief Executive Officer
(Principal executive officer)

By:	/s/ Bryan Bowers
Bryan Bowers
Director and Chief Financial Officer
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Shannon Ghia	Director, President and Chief Executive Officer	April 4, 2024
Shannon Ghia	(Principal executive officer)

/s/ Bryan Bowers	Director and Chief Financial Officer	April 4, 2024
Bryan Bowers	(Principal financial and accounting officer)

**	Director	April 4, 2024
Philip Jensen

**	Director	April 4, 2024
Peter Landini

**	Director	April 4, 2024
Kimun Lee

**		April 4, 2024
** Shannon Ghia,
Attorney-in-fact

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of iShares Delaware Trust Sponsor LLC, the sponsor of the Registrant.